Exhibit 10.1

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

CARUTH HAVEN L.P.,  a Delaware limited partnership, as grantor (Borrower)

to

________________________, as trustee (Trustee)

for the benefit of

CORNERSTONE OPERATING PARTNERSHIP, LP,
as beneficiary, and its successors and assigns (Lender)
________________________________________

THE COLLATERAL IS OR INCLUDES FIXTURES

This document serves as a fixture filing under the Uniform Commercial Code

Borrower’s Federal Identification No.: 26-3650072
Date:	As of January ___, 2009
Location:	Dallas, Texas
County:	Dallas County

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of this ___ day of January, 2009, by CARUTH HAVEN L.P.,  a Delaware limited partnership, having its principal place of business at c/o Cornerstone Growth & Income REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, as grantor (“Borrower” or “Grantor”), to PETER S. GRAF, having an address at c/o Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204, as trustee (“Trustee”), for the benefit of CORNERSTONE OPERATING PARTNERSHIP,  LP, a Delaware limited partnership, its successors and assigns, having an address at 1920 Main Street, Suite 400, Irvine, California 92614, as beneficiary (“Lender” or “Beneficiary”).

W I T N E S S E T H:

WHEREAS, this Mortgage is given to secure a loan (the “Loan”) in the principal sum of FOURTEEN MILLION 00/100 DOLLARS ($14,000,000.00) evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (such Note, together with all extensions, renewals, replacements, restatements, consolidations or modifications thereof being hereinafter referred to as the “Note”), which Note provides, among other things, for final payment of principal and interest thereunder, if not sooner paid or payable as provided therein, to be due on January ___, 2010;

WHEREAS, Borrower desires to secure the payment of the indebtedness evidenced by the Note and the performance of all of its obligations under the Note and the other Loan Documents; and

WHEREAS, this Mortgage is that certain “Security Instrument” as defined in the Note, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are, subject to the limitations set forth herein, secured hereby, and each and every term and provision of the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Mortgage.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Mortgage:

THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, INCLUDING THE INDEBTEDNESS HEREIN RECITED AND THE TRUST HEREIN CREATED, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR HEREBY IRREVOCABLY GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO

AND IN FAVOR OF TRUSTEE FOR THE BENEFIT OF BENEFICIARY, ITS SUCCESSORS AND ASSIGNS, WITH POWER OF SALE, in all of Grantor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Property"):

(A)   All that certain real property situated in the County of Dallas, State of Texas, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Estate”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances (including without limitation, any air rights and development rights) now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now owned or hereafter acquired;

(B)           All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the "Improvements");

(C)           All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor (collectively, “Appurtenant Rights”; and together with the Real Estate and Improvements, referred to collectively herein as the “Real Property”);

(D)           All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Grantor and now or hereafter located on, attached to or used in or about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Grantor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

(E)           All water, water courses, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights and powers which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Real Estate and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Real Estate and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now existing or hereafter created or acquired;

(F)           All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

(G)           All cash funds, deposit accounts, reserve accounts, collection accounts and/or sub-accounts thereof, and other rights and evidence of rights to cash, now or hereafter created or held by Beneficiary pursuant to this Security Instrument or any other of the Loan Documents (as hereinafter defined), including, without limitation, the Reserves (as such term is defined in Section 1.8 hereof);

(H)           All leases, subleases, licenses, tenancies, concessions, occupancy and residency agreements of the Real Estate or the Improvements now or hereafter entered into (including, without limitation, that certain Lease Agreement by and between Grantor, as landlord, and Caruth Haven TRS, LLC, a Delaware limited liability company, as tenant (“Tenant”); dated as of January 1, 2009; hereinafter referred to as the “TRS Lease”) and all rents, royalties, issues, profits, bonus money, revenue, income, accounts receivable and other benefits (collectively, the "Rents" or "Rents and Profits") of the Real Estate, the Improvements, or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any lease, license, tenancy, concession, occupancy agreement, residency agreement or other agreements (including, without limitation, oil, gas and mineral leases, cable television, laundry, satellite and/or cell tower agreements, whether in the nature of a lease, license, contract, or otherwise), pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities (the "Security Deposits") that secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any such leases, licenses, concessions or occupancy agreements, or which may be available to Grantor or its designee to effect repairs or maintenance, whether said cash or securities are to be held until the expiration of the terms of said leases, licenses, concessions or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 of this Security Instrument;

(I)            All contracts and agreements now or hereafter entered into covering any part of the Real Estate or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, specifications, studies, drawings, surveys, tests, operating and other reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

(J)            All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

(K)           All present and future funds, accounts, instruments, (including without limitation, promissory notes), investment property, letter of credit rights, letters of credit, money, supporting obligations, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, payment intangibles and software, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Grantor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper (whether tangible or electronic) now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the "General Intangibles");

(L)           All water taps, sewer taps, certificates of occupancy, permits, special permits, uses, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

(M)          All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

(N)           All right, title and interest of Grantor in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

(O)           All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards;

(P)           all refunds, rebates or credits in connection with a reduction in ad valorem taxes, assessments or similar impositions, including, without limitation, rebates, refunds or credits as a result of tax certiorari or any other application, proceeding or appeal (administrative, judicial or otherwise) for reduction in taxes, assessments or similar impositions; and

(Q)           All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.

FOR THE PURPOSE OF SECURING:

(1)           The debt evidenced by that certain Promissory Note (such Promissory Note; together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions thereof, is hereinafter referred to as the "Note") of even date with this Security Instrument, made by Grantor and payable to the order of Beneficiary in the original principal amount of FOURTEEN MILLION AND NO/00

($14,000,000.00) (the "Loan" or the "Loan Amount"), together with interest (including, without limitation, interest at the Default Interest Rate (as defined in the Note)) and any fees as therein provided;

(2)           The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note (the Note, this Security Instrument, the Assignment (as hereinafter defined) and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums therein covenanted to be paid, including, without limitation, any prepayment fees or yield maintenance premium;

(3)           Any and all future or additional advances (whether or not obligatory) made by Beneficiary to protect or preserve the Property, or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Grantor remains the owner of the Property at the time of such advances), together with interest thereon at the Default Interest Rate (as defined in the Note), such advances to be secured to the same extent as if such future advances were made on the date hereof and although there may be no indebtedness outstanding at the time any advance is made; and

(4)           Any and all other indebtedness now owing or which may hereafter be owing by Grantor to Beneficiary under the Note and related Loan Documents and related to the Property, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (4) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby" or the “Debt”).

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, and its successors and assigns, forever;

IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for in the Note, the Loan Agreement, and this Mortgage;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Mortgage, shall well and truly perform the Other Obligations as set forth in this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void and Lender shall mark the Note “paid in full” and will, at Borrower’s sole cost and expense, release the lien of this Mortgage; provided, however, that Borrower’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof shall survive any such payment or release.

COVENANTS OF GRANTOR

For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Security Instrument, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Grantor represents, covenants and agrees as follows:

1.1 Warranties of Grantor.  Grantor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Beneficiary, its successors and assigns, that:

(a)            Organization and Existence.  Grantor is duly organized and validly existing as a limited partnership in good standing under the laws of Delaware and in all other jurisdictions in which Grantor is transacting business.

(b)           Authorization.  Grantor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents and has taken all necessary actions in furtherance thereof including, without limitation, that those partners, shareholders, managers, or members of Grantor whose approval or consent is required by the terms of Grantor's organizational documents have duly approved or consented to the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories.  To the best of Grantor's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

(c)           Valid Execution and Delivery.  All of the Loan Documents requiring execution by Grantor have been duly and validly executed and delivered by Grantor.

(d)           Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Grantor and are fully enforceable against Grantor in accordance with their terms, subject only to bankruptcy laws and general principles of equity.

(e)           No Defenses.  The Note, this Security Instrument and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Security Instrument or any of the other Loan Documents, or the exercise of any right thereunder, render this Security Instrument unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(f)            Defense of Usury.  Grantor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

(g)           No Conflict/Violation of Law.  The execution, delivery and performance of the Loan Documents by the Grantor will not cause or constitute a default under or conflict with the organizational documents of Grantor, any indemnitor or any general partner, manager, or managing member of Grantor or any indemnitor.  The execution, delivery and performance of the obligations imposed on Grantor under the Loan Documents will not cause Grantor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Grantor is a party or by which Grantor is bound.

(h)           Compliance with Applicable Laws and Regulations.  All of the Improvements and the use of the Property by the Grantor comply in all material respects with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use.  The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes.  There is no evidence of any illegal activities relating to controlled substances on the Property.  All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property for the use currently being made thereof have been obtained and are in full force and effect.  All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.   The Grantor has all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Property (provided that to the extent the Property is operated by Tenant, Tenant has all such requisite licenses, permits, franchises, qualifications and other governmental authorizations) and carry on its business.

(i)            Consents Obtained.  All consents, approvals, authorizations, orders or filings with any court or governmental or administrative agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Grantor have been obtained or made.

(j)            No Litigation.  There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Property, Grantor or any guarantor of Grantor an adverse outcome of which would materially affect (i) the Grantor's performance under the Note, this Security Instrument or the other Loan Documents, (ii) the Property, (iii) the Loan, or (iv) the ability of the Property to continue to generate income, or continue in operation, in a manner consistent with current operations.

(k)           Title.  The Grantor has good and marketable fee simple title to the Property, subject only to those matters expressly listed as exceptions to title or subordinate matters in the title insurance policy accepted by Beneficiary in connection with this Security Instrument (all such matters, excluding therefrom all preprinted and/or standard exceptions are referred to herein, collectively, as the "Permitted Exceptions").  The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Grantor's knowledge.  Further, Grantor and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage its interest in the Property in the manner and form hereby done or intended.  Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Beneficiary against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions.  The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Property pursuant to any foreclosure.

(l)            Permitted Exceptions.  The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Grantor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

(m)          First Lien.  Upon the execution by the Grantor and the recording of this Security Instrument, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Beneficiary will have a valid first lien on the Property and a valid security interest in all personal property encumbered hereby, subject to no liens, charges or encumbrances other than the Permitted Exceptions.

(n)           ERISA.  The Grantor has made and shall continue to make all required contributions to all employee benefit plans, if any, established or maintained by it, if any, and the Grantor has no knowledge of any material liability which has been incurred by the Grantor which remains unsatisfied for any taxes or penalties with respect to any such employee benefit plan or any such multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

(o)           Contingent Liabilities.  The Grantor has no known material contingent liabilities.

(p)           No Other Obligations.  The Grantor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Grantor is a party or by which the Grantor or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under this Security Instrument, the Note and the other Loan Documents.

(q)           Fraudulent Conveyance.  The Grantor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the Loan contemplated by the Loan Documents, the fair saleable value of the Grantor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Grantor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities (if permitted hereunder).  The fair saleable value of the Grantor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Grantor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured (if permitted hereunder).  The Grantor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Grantor).

(r)            Investment Company Act.  The Grantor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(s)           Access/Utilities.  The Property has adequate rights of access to public ways and is served by adequate water, sewer, electric, gas, telephone, cable (where appropriate), sanitary sewer and storm drain facilities.  All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property.  All roads, and access to such roads, necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property without any further condition or cost to Grantor or any tenants or other legal occupants of the Property (collectively, the “Tenants”).

(t)            Taxes Paid.  Grantor has filed all federal, state, county and municipal tax returns required to have been filed by Grantor or with respect to the Property, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment relating to the Property, and Grantor has no knowledge of any basis for additional assessment with respect to such taxes.  Grantor has paid or caused to be paid all sales and payroll taxes applicable to Borrower or the Property.  Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments.

(u)           Single Tax Lot.  The Real Estate consists of a single tax lot and no portion of said tax lot covers property other than the Real Estate or a portion of the Real Estate and no portion of the Real Estate lies in any other tax lot.

(v)           Special Assessments.  Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Grantor, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of the Grantor, are there any contemplated improvements to the Property that may result in such special or other assessments.

(w)           Flood Zone.  The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

(x)            Seismic Exposure.  The Real Estate are not located in Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

(y)           Misstatements of Fact.  No statement made in application for the Loan or the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to the Grantor which has not been disclosed which adversely affects, nor as far as the Grantor can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.  Further, and in clarification of the foregoing, all reports, certificates, affidavits, statements and other data furnished by or on behalf of Grantor to Beneficiary, or their respective agents, in connection with the Loan are true and correct in all material respects and do not include or omit to state any fact or circumstance which inclusion or omission, respectively, would make the statements therein misleading.

(z)           Condition of Improvements.  The Property has not been damaged by fire, water, wind or other cause of loss and any previous damage to the Property has been fully restored.   To Grantor’s knowledge, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto.  To Grantor’s knowledge, all major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

(aa)          No Insolvency or Judgment.  None of Grantor, any general partner, manager or member of Grantor, or any guarantor of the Loan, is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any unsatisfied judgment of record or docketed in any court of the state in which the Property is located or in any other court located in the United States.  The proposed Loan will not render the Grantor nor any general partner or member of Grantor insolvent.  As used in this paragraph, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

(bb)         No Condemnation.  No part of any property subject to the Security Instrument has been taken in condemnation or other like proceeding to an extent which would impair the value of the Property, the Security Instrument or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "Loan Application"), nor is any proceeding pending, known or, to Grantor’s knowledge, threatened, to be contemplated for the partial or total condemnation or taking of the Property.

(cc)          No Labor or Materialmen Claims/Labor Disputes.  All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmen's liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of the Security Instrument.  To the best of Grantor’s knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a material adverse effect on the operation of the Property.

(dd)         No Purchase Options.  No Tenant, Person, or party has an option to purchase the Property, any portion thereof or any interest therein.  For purposes hereof, “Person”

shall mean and refer to an individual, partnership, limited partnership, corporation, limited liability company, trust, joint stock company, corporation, unincorporated association, joint venture, governmental authority or agency, or any other entity of any nature whatsoever, whether similar or dissimilar to the foregoing.

(ee)          Leases.  The Property is not subject to any leases, subleases, licenses, concessions or other agreements related to the occupancy, leasing or renting of the Property or any portion thereof, except for the TRS Lease and as set forth on the rent roll provided to Beneficiary and certified by Grantor on the date hereof.  No person has any possessory interest in the Property or right to occupy the same, except pursuant to a written lease, license, rental agreement or occupancy agreement (collectively, the “Leases”) identified on the rent roll provided by Beneficiary and certified by Grantor on the date hereof.  As of the date hereof, (i) the Grantor is the owner and holder of the landlord's interest under the TRS Lease and the Tenant is the sole owner and holder of the landlord’s interest under the other Leases; (ii) there are no prior assignments of all or any portion of the Leases or any portion of the Rents and Profits which are presently outstanding and have priority over the assignment of leases and rents contained herein in Section 1.11 given by Grantor to Beneficiary; (iii) all Rents due and payable under the TRS Lease and, to Grantor’s knowledge, each other Lease, have been paid in full and no said Rents have been paid more than one (1) month in advance of the due dates thereof and (iv) there are no offsets or defenses to the payment of any portion of the Rents under the TRS Lease or, to Grantor’s knowledge, under any of the other Leases.  The representations set forth in this Paragraph (ee) are in addition to those set forth in Section 1.12 of this Security Instrument.

(ff)           Appraisal.  All requirements and conditions of the appraisal of the Property submitted to Beneficiary as part of the Loan Application, upon which the value of the Property was conditioned, have been fully satisfied (or waived in writing by Lender).

(gg)         Boundary Lines.  To Grantor’s knowledge, all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Real Estate encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance.

(hh)         Survey.  The survey of the Property delivered to Beneficiary in connection with this Security Instrument has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated, is certified to the Beneficiary, its successors and assigns, and the title insurance company, and, to Grantor’s knowledge, is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Property or the title thereto.

(ii)           Forfeiture.  There has not been and shall never be committed by Grantor or, to Grantor’s knowledge after due investigation, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Grantor's obligations under any of the Loan Documents.

(jj)            Use of Rents and Profits.  All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Grantor's liabilities and obligations with respect to this Security Instrument and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Grantor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property (including payment of management fees due under the Management Agreement, as such term is hereinafter defined) have been fully paid and satisfied. Any license agreements which generate income with respect to the Property, including cable licenses or similar arrangements, are not prepaid and the benefits thereof have been assigned for the benefit of Beneficiary.

(kk)          No Broker.  No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Grantor in connection with the Loan, except for any broker whose full commission was paid out of the proceeds of the Loan and is set forth in the written instructions from Grantor to Beneficiary regarding disbursement of the proceeds of the Loan.

(ll)            Work.  All work to be performed by Grantor under any Lease has been substantially performed, all contributions to be made by Grantor to the Tenant under such Lease have been made and all other conditions precedent to the Tenant's obligations thereunder have been satisfied.

(mm)        Conviction of Criminal Acts.  Each of Grantor, any indemnitor and guarantor of Grantor's obligations under the Loan Documents, and any general partner, member or principal of Grantor, and any such indemnitor or guarantor of Grantor, has never been convicted of a crime and is not currently the subject of any pending or threatened criminal investigation or proceeding.

(nn)         Security Agreements.  There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Grantor to Beneficiary prior to the date hereof and (ii) the security agreements and financing statements created in favor of Beneficiary.

(oo)         Homestead.  The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the State in which the Real Estate is located.  Grantor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

(pp)         Contracts.  Grantor will comply with all of its obligations under all Contracts which are material to the operation of the Property in accordance with Grantor's current practice, and with all material obligations under all other Contracts.

(qq)         No Margin Stock.  None of the proceeds of the indebtedness secured hereby will be used for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U or a "margin security" with the meaning of Regulation T issued by the Board of

Governors of the Federal Reserve System, or for any other purpose which would be inconsistent with such Regulations T or U or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents.

(rr)           All Appropriate Inquiry.  Grantor has completed all appropriate inquiry in accordance with 40 CFR Part 312 and ASTM E1527-05 and has met all of the requirements and obligations of a bona fide prospective purchaser pursuant to 42 U.S.C. 9601(40).

(qq)         TRS Lease.  With respect to the TRS Lease:  (i) Grantor has delivered to Beneficiary a true and complete copy of the TRS Lease, including all amendments thereto, (ii) the TRS Lease is in full force and effect on the date hereof, (iii) no notice of termination of the TRS Lease has been given or received by Grantor, (iv) such TRS Lease is (and shall continue to be, at Beneficiary’s option) subject and subordinate to this Security Instrument without necessity of any further agreement or acknowledgment on the part of the tenant thereunder, and (v) there are no defaults under the TRS Lease as of the date hereof, nor, to Grantor’s knowledge, any circumstances which, with the passage of time or giving of notice would constitute a default thereunder by landlord or tenant.

1.2  Defense of Title.  If, while this Security Instrument is in force, the title to the Property or the interest of Beneficiary therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attacked directly or indirectly, or endangered, clouded or adversely affected in any manner, Grantor, at Grantor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Beneficiary, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest.  Notwithstanding the foregoing, in the event that Beneficiary reasonably determines that Grantor is not adequately performing its obligations under this Section, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper; any and all costs and expenses incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.3  Performance of Obligations.  Grantor shall pay when due the principal of and the interest on the indebtedness secured hereby including all charges, fees and other sums required to be paid by Grantor as provided in the Loan Documents, and shall observe, perform and discharge all obligations, and conditions, and comply with all prohibitions, covenants and agreements to be observed, performed or discharged by Grantor set forth in the Loan Documents in accordance with their terms.  In the event that Beneficiary determines that Grantor is not adequately performing any of its obligations under this Security Instrument or under any of the other Loan Documents, Beneficiary may, without limiting or waiving any other rights or remedies of Beneficiary hereunder, take such steps with respect thereto as Beneficiary shall deem necessary or proper,  and any and all costs and expenses reasonably incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.4  Insurance.  Grantor shall, at Grantor's expense, maintain in force and effect on the Property at all times while this Security Instrument continues in effect the following insurance:

(a)           Insurance against loss or damage to the Property by fire, windstorm, lightning, tornado and hail and against loss and damage by such other, further and additional risks including, but not limited to, vandalism, malicious mischief, acts of terrorism, riot and civil commotion, burglary and theft, as may be now or hereafter embraced by an "all-risk" form of insurance policy.  The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Grantor from time to time, without reduction for depreciation.  The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Beneficiary's election, by reference to such indices, appraisals or information as Beneficiary determines in its reasonable discretion.  Full replacement cost, as used herein (“Full Replacement Cost”), means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation.  Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Beneficiary's approval.  If the Property is non-conforming with respect to zoning requirements, at a minimum (Beneficiary having the right, in its reasonable discretion to require greater coverage), Grantor shall be required to maintain ‘demolition’ insurance (in a minimum amount equal to ten percent (10%) of the value of the Improvements) and ‘increased cost of construction’ insurance (in a minimum amount equal to twenty–five (25%) of the value of the Improvements.

(b)           Comprehensive Commercial General Liability Insurance including broad form coverage property damage, contractual damage and personal injury (including bodily injury and death), with liquor liability endorsement if liquor is sold at the Property, in amounts not less than $___________ per occurrence and $________________ in the aggregate (both inclusive of umbrella coverage).  During any construction on the Property, each contractor having a contract for construction in an amount equal to or greater than $100,000 shall also provide the insurance required in this Subsection (b), except that the minimum required coverages shall be $1,000,000 per occurrence and $2,000,000 in the aggregate (both inclusive of umbrella coverage).  Beneficiary hereby retains the right to periodically review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Beneficiary deem an increase to be reasonably prudent under then existing circumstances.

(c)           General boiler and machinery insurance coverage is required if steam boilers or other pressure-fired vessels are in operation at the Property.  Minimum liability amount per accident must equal the greater of the replacement (insurable) value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00.

(d)           If the Property or any part thereof is identified by the Federal Emergency Management Agency (or successor governmental agency or authority performing such identification function) as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to (a) the maximum insurance available under the appropriate National Flood Insurance Administration program plus such excess limits as Beneficiary may require and (b) having deductibles not in excess of $25,000.00.  To the extent the Property is not in a flood zone as described above, but is located in the vicinity of a body of water, Beneficiary may require flood coverage.

(e)           During the period of any construction on the Property or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Beneficiary and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

(f)            Business interruption and/or loss of rental income insurance must be maintained in an amount sufficient to provide proceeds which will cover the ‘actual loss’ sustained during restoration.  Actual loss shall mean projected gross revenues (less non-recurring expenses) for a period of not less than twelve (12) months with a one hundred eighty day ‘extended period of indemnity’. The amount of coverage shall be adjusted annually to reflect changes to ‘actual loss’ during the succeeding twelve (12) month period.  The perils covered by this insurance shall be the same as those required to be covered on the Property, including, but not limited to, flood, windstorm and earthquake, as applicable.

(g)           Automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00).

(h)           Worker’s compensation coverage and employee’s liability coverage subject to the worker’s compensation laws of the applicable State.

(i)            Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Beneficiary against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Law and Ordinance, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

All such insurance shall (i) be with insurers authorized to do business in the State within which the Property is located and who have and maintain a rating of at least “A" (or its equivalent) from Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or any other nationally recognized statistical agency selected by Beneficiary, or at Beneficiary's election, a Best Rating of A-IX or better, (ii) contain the complete address of the Property (or a complete legal description), (iii) be for terms of at least one year, (iv) contain deductibles which do not exceed $10,000.00 or, with respect to the policy described in clause (d) above $3,000, and (v) be subject to the approval of Beneficiary as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.  Without limitation to the generality of the foregoing, the all risk insurance and loss of rents or business income insurance policies required under subsections (a), (b) and (f) above, respectively, shall be required to cover perils of terrorism and acts of terrorism.

Grantor shall as of the date hereof deliver to Beneficiary evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Beneficiary.  Grantor shall renew all such insurance and deliver to Beneficiary certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire.  Without limiting the required endorsements to the insurance policies, Grantor further agrees that all such policies shall include a standard, non-contributory, mortgagee clause naming:

Cornerstone Operating Partnership, LP
1920 Main Street
Suite 400
Irvine, California 92614

(x) as an additional insured under all liability insurance policies, (y) as the first mortgagee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies.  Grantor further agrees that all such insurance policies: (1) shall provide for at least thirty (30) days' prior written notice to Beneficiary prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Beneficiary; (2) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Beneficiary in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; (3) shall waive all rights of subrogation against Beneficiary; and (4) in the event that the Real Estate or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A:  "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B:  "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages.  Beneficiary agrees that such insurance policies may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Grantor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property which would otherwise permit the issuer thereof to cancel the coverage thereof, would require the Property to be insured by a separate, single-property policy.  The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Full Replacement Cost at the time of loss and otherwise meet all of Beneficiary's applicable insurance requirements set forth in this Section 1.4.  The delivery to Beneficiary of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Grantor to Beneficiary as further security for the indebtedness secured hereby.  In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Beneficiary or other transferee in the event of such other transfer of title.  Approval of any insurance by Beneficiary shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Security Instrument or evidence of their renewal as required herein, Beneficiary may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Beneficiary therefore, together with interest thereon at the Default Interest Rate from and after the date advanced by Beneficiary until actually repaid by Grantor, promptly upon demand by Beneficiary.  Any amounts so advanced by Beneficiary, together with interest thereon, shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby.  Beneficiary shall not be responsible for nor incur any liability for the sufficiency of any insurance, the insolvency of the insurer or any other failure of the insurer to perform, even though Beneficiary has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance in accordance herewith.  Grantor shall not obtain insurance for the Property in addition to that required by Beneficiary without the prior written consent of Beneficiary, which consent will not be unreasonably withheld provided that (i) Beneficiary is a named insured on such insurance, (ii) Beneficiary receives complete copies of all policies evidencing such insurance, and (iii) such insurance and the related insurer comply with all of the applicable requirements set forth herein.

1.5  Payment of Taxes.  Grantor shall pay or cause to be paid, except to the extent provision is actually made therefore pursuant to Section 1.6 of this Security Instrument, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property.  Upon request by Beneficiary, Grantor shall furnish Beneficiary with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefore.  Notwithstanding the foregoing, Grantor may in good faith, by appropriate proceedings and upon notice to Beneficiary, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Beneficiary determines, in its subjective opinion, that such contest suspends the obligation to pay the tax or assessment and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Beneficiary therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Grantor deposits in the Impound Account (as hereinafter defined) an amount determined by Beneficiary to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

1.6  Tax and Insurance Impound Account.  If and when required by Beneficiary by notice to Grantor on or after the date hereof (it being acknowledged that the same is not required prior to the occurrence of an Event of Default hereunder), Grantor shall establish and maintain at all times while this Security Instrument continues in effect an impound account (the "Impound Account") with Beneficiary for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby.  Grantor shall deposit in the Impound Account an amount determined by Beneficiary to be sufficient (when added to the monthly deposits described herein) to pay the next due annual installment of real estate taxes and assessments on the Property at least one (1) month prior to the delinquency date thereof and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof.  Upon requirement by Lender for establishment of such Impound Account, and continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Beneficiary, concurrently with the monthly payment due under the Note, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder, each as estimated and determined by Beneficiary.  So long as no default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Account shall be held by Beneficiary in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent.  Grantor shall be responsible for ensuring the receipt by Beneficiary, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no default hereunder or under the other Loan Documents has occurred and is continuing, Beneficiary shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account.  In making any payment from the Impound Account, Beneficiary shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof.  No interest on funds contained in the Impound Account shall be paid by Beneficiary to Grantor and any interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Beneficiary.  If the total funds in the Impound Account shall exceed the amount of payments actually applied by Beneficiary for the purposes of the Impound Account, such excess may be credited by Beneficiary on subsequent payments to be made hereunder or, at the option of Beneficiary, refunded to Grantor.  If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Grantor shall, within the earlier to occur of ten (10) days after receipt of written notice thereof and two (2) Business Days prior to the tax due date, deposit with Beneficiary the full amount of any such deficiency.

1.7  Intentionally reserved.

1.8  Security Interest In Reserves.  i)  As additional security for the payment and performance by Grantor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Grantor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Beneficiary, and hereby grants to Beneficiary a security interest in all sums on deposit or due under this Security Instrument and the other Loan Documents including, without limitation, (i) the Impound Account, and, to the extent set forth on Exhibit "B" attached hereto, any Repair and Remediation Reserve, Replacement Reserve, Environmental Reserve, Curtailment Reserve, and any other reserve set forth on Exhibit "B" attached hereto, the Lease Termination Payment Reserve, the Cash Collateral Account and any other accounts or sub-accounts thereof established pursuant to the Cash Management Agreement, as such terms are defined in that certain Cash Management Agreement date on or about the date hereof (the “Cash Management Agreement”) by and among Grantor, Beneficiary and Manager (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing.  Grantor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Beneficiary's name or the name of any entity servicing the Note for Beneficiary and hereby acknowledges and agrees that Beneficiary, or at Beneficiary's election, such servicing agent, shall have exclusive control over said account.  Notice of the assignment and security interest granted to Beneficiary herein may be delivered by Beneficiary at any time to the financial institution wherein the Reserves have been established, and Beneficiary, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts.  Grantor hereby holds Beneficiary harmless with respect to all risk of loss regarding amounts on deposit in the Reserves, except to the extent that any such loss is caused by the gross negligence or intentional misconduct of Beneficiary.  Grantor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Grantor's direction and is not the exercise by Beneficiary of any right of set-off or other remedy upon a default.  If a default shall occur hereunder or under any other of the Loan Documents which is not cured within any applicable grace or cure period, then Beneficiary may, without notice or demand on Grantor, at its option:  (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, attorneys' fees, costs and expenses) to the indebtedness evidenced by the Note or any other obligations of Grantor under the other Loan Documents in such manner or as Beneficiary shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Grantor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity.  No such use or application of the funds contained in the Reserves shall be deemed to cure any default or Event of Default hereunder or under the other Loan Documents.

The Reserves are solely for the protection of Beneficiary and entail no responsibility on Beneficiary's part beyond the payment of the respective costs and expenses in accordance with the terms thereof and beyond the allowing of due credit for the sums actually received.  Upon assignment of this Security Instrument by Beneficiary, any funds in the Reserves shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate.  The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary's option and in Beneficiary's discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary.  Upon full payment of the indebtedness secured hereby in accordance with its terms (or if earlier, the completion of the applicable conditions to release of each Reserve to Beneficiary's satisfaction) or at such earlier time as Beneficiary may elect, the balance in Reserves then in Beneficiary's possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

Any amounts received by Beneficiary from Grantor may be invested by Beneficiary (or its servicer) for its benefit, and Beneficiary shall not be obligated to pay, or credit, any interest earned thereon to Grantor except as may be otherwise specifically provided in this Security Instrument.

1.9  Casualty and Condemnation.  Grantor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (collectively, an "Insured Event").  All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Beneficiary (and Grantor hereby covenants and agrees that Grantor shall deliver or cause to be delivered to Beneficiary any proceeds or awards which may be payable to, or received by, Grantor).  Beneficiary may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Beneficiary is hereby authorized, in its own name or in Grantor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Beneficiary any instruments required to permit such participation; provided, however, that Beneficiary shall not have the right to participate in the adjustment of any loss which is not in excess of $350,000.00 (the “Threshold Amount”).  If requested by Beneficiary, Grantor shall provide copies to Beneficiary of all notices or filings made or received by Grantor in connection with such casualty or condemnation suits or proceedings or with respect to the collection of the insurance proceeds or condemnation award, as the case may be.  Provided no default is then continuing hereunder or under any of the other Loan Documents beyond applicable notice and/or cure period, if any, provided herein, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default hereunder or under any of the other Loan Documents,  Beneficiary shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

In the event that Beneficiary receives insurance proceeds or condemnation awards upon the occurrence of an Insured Event in an amount not in excess of the Threshold Amount, Beneficiary shall, to the extent such insurance proceeds or condemnation awards are available for such purpose, disburse to Grantor the amount paid or incurred by Grantor as a result of any such Insured Event for costs and expenses incurred by Grantor to repair or restore the Property (collectively the "Casualty Repairs") within ten (10) days following: (A) the receipt by Beneficiary of a written request from Grantor for disbursement and a certification by Grantor to

Beneficiary that the applicable item of Repair has been completed; (B) the delivery to Beneficiary of invoices, receipts or other evidence verifying the cost of performing the Casualty Repairs; and (C) for disbursement requests (i) in excess of $20,000.00 with respect to any single Casualty Repair, or (ii) for any single Casualty Repair that is structural in nature, delivery to Beneficiary of (1) affidavits, lien waivers or other evidence reasonably satisfactory to Beneficiary showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (2) a certification from an inspecting architect or other third party acceptable to Beneficiary describing the completed Casualty Repairs and verifying the completion of the Casualty Repairs and the value of the completed Casualty Repairs; and (3) a new (or amended) certificate of occupancy for the portion of the Improvements covered by such Casualty Repairs, if said new certificate of occupancy was required by law, or a certification by Grantor that no new certificate of occupancy was required by law.  Beneficiary shall not be required to make any such advances more frequently than one time in any calendar month.  In the event any proceeds or awards from an Insured Event exceed the Threshold Amount but less than thirty-five (35%) percent of the Improvements located on the Real Estate have been taken or destroyed, then if:

(a)    the Property can, in Beneficiary's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Grantor or Beneficiary, (ii) six (6) months prior to the stated maturity date of the Note, (iii) the earliest date by which completion is required under applicable law to preserve the right to rebuild the Improvements as they existed prior to the casualty or condemnation, (iv) the earliest date by which completion is required under any Major Lease, (v) Leases covering in the aggregate at least fifty percent (50%) of the rentable square feet of the Property (as existed immediately prior to the occurrence of the casualty or condemnation) shall remain in effect during and upon completion of the restoration, and (vi) the expiration of Grantor’s business interruption insurance policy, and

(b)    all necessary governmental approvals can be obtained to allow the rebuilding and re-occupancy of the Property as described in subsection (b)(1) above, and

(c)    there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall at Beneficiary's option have been deposited with Beneficiary) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Beneficiary to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

(d)    the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Beneficiary in its determination to make the Loan, and

(e)    Grantor shall have delivered to Beneficiary, at Grantor's sole cost and expense, an appraisal report from an appraiser, in form and substance, satisfactory to Beneficiary appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Beneficiary in its determination to make the Loan, and

(f)    Grantor confirms by written notice delivered to Beneficiary within five (5) days after settlement of the aforesaid insurance or condemnation claim its intention to repair and restore as herein provided, and

(g)    the Property can, in Beneficiary’s and Grantor’s reasonable judgment, be repaired or restored such that the Property, taken as a whole, as repaired or restored, will conform to all applicable governmental laws and ordinances including, without limitation, then current zoning ordinances, then, Beneficiary shall, provided no Event of Default has occurred which is then continuing, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Grantor therefore, to Grantor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Beneficiary of plans and specifications, contractors and the form of construction contracts and the furnishing to Beneficiary of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Beneficiary.  Any remaining proceeds shall be applied by Beneficiary for payment of the indebtedness secured hereby in whatever order as Beneficiary directs, or released to Grantor, in its absolute discretion.  Grantor shall, in good faith, undertake reasonable efforts to cause the conditions described in this Section 1.9(b) to be fully satisfied (e.g., Grantor shall timely make applications for necessary governmental permits, shall order an appropriate appraisal report, etc.).  Any disbursement pursuant to this clause (b) of sums by Beneficiary shall, subject to Grantor's satisfaction of the provisions hereof, be in a manner to promptly facilitate the restoration or repair of the Property.  In the event Grantor fails to meet the requirements of this clause (b), then Beneficiary may elect in its absolute discretion and without regard to the adequacy of Beneficiary's security, to accelerate the maturity date of the Note and declare any and all of the indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums to the payment of the secured indebtedness in whatever order Beneficiary directs in its sole discretion, with any remainder being paid to Grantor.

In all other cases, namely, in the event that thirty-five (35%) percent or more of the Improvements located on the Real Estate have been taken or destroyed or in the event the conditions described in Section 1.9(b) are not fully satisfied, Beneficiary may elect, in Beneficiary's absolute discretion and without regard to the adequacy of Beneficiary's security, to (i) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the secured indebtedness in whatever order Beneficiary directs in its absolute discretion, with any remainder being paid to Grantor, or (ii) make insurance or condemnation proceeds available to Grantor for repair or restoration if Grantor establishes to the satisfaction of Beneficiary, in its sole discretion, that Grantor otherwise satisfies the requirements of clause (b) above.  Should Beneficiary make the election described immediately above in item (ii) of this Section 1.9(c), Grantor shall be obligated to undertake restoration and repair of the damaged Improvements consistent with the provisions of this Section 1.9.

Any reduction in the indebtedness secured hereby resulting from Beneficiary's application of any sums received by it hereunder shall take effect only when Beneficiary actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Grantor shall not be excused in the payment thereof.  Partial payments received by Beneficiary, as described in the preceding sentence, shall be applied as set forth in Section 1.02(c) of the Note.  If Grantor undertakes to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Grantor shall promptly and diligently, at Grantor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Beneficiary all costs and expenses of Beneficiary incurred in administering said rebuilding, restoration or repair, provided that Beneficiary makes such proceeds or award available for such purpose.  Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the foregoing assignment to Beneficiary of any award, damage, insurance proceeds, payment or other compensation.  Grantor hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

1.10  Mechanics' Liens.  Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; provided, however, that Grantor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Beneficiary and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest.  In the event Grantor shall contest any such claim or demand, Grantor shall promptly notify Beneficiary of such contest and thereafter shall, upon Beneficiary's request, promptly provide a bond, cash deposit or other security satisfactory to Beneficiary to protect Beneficiary's interest and security should the contest be unsuccessful.  If Grantor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Beneficiary may do so and any and all expenses incurred by Beneficiary (of which Beneficiary shall give notice to Grantor), together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

1.11  Assignment of Leases and Rents.  As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Grantor hereby absolutely and presently assigns to Beneficiary all existing and future Leases (including, without limitation, the TRS Lease), and all existing and future Rents and Profits.  Grantor hereby grants to Beneficiary the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Grantor does hereby irrevocably make, constitute and appoint Beneficiary its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof).  Beneficiary shall be without liability for any loss which may arise from a failure or inability to collect Rents and Profits, proceeds or other payments.  However, until the occurrence of an Event of Default under this Security Instrument, Grantor shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof.  Upon the occurrence of an Event of Default, Grantor's license shall automatically terminate without notice to Grantor and Beneficiary may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver.  From and after the termination of such license, Grantor shall be the agent of Beneficiary in collection of the Rents and Profits and all of the Rents and Profits so collected by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Beneficiary and Grantor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Beneficiary to be applied by Beneficiary as hereinafter set forth.  Neither the demand for or collection of Rents and Profits by Beneficiary, nor the exercise of Beneficiary's rights as assignee of the Leases,  shall constitute any assumption by Beneficiary of any obligations under any Lease or other agreement relating thereto.  Beneficiary is obligated to account only for such Rents and Profits as are actually collected or received by Beneficiary.  Grantor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Beneficiary of an Event of Default hereunder, pay said Rents and Profits to Beneficiary without liability to determine the actual existence of any Event of Default claimed by Beneficiary.  Grantor hereby waives any right, claim or demand which Grantor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Beneficiary, and any such payment shall discharge such payor's obligation to make such payment to Grantor.  All Rents and Profits collected or received by Beneficiary shall be applied against all expenses of collection, including, without limitation, attorneys' fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Beneficiary directs in its sole subjective discretion and without regard to the adequacy of its security.  Neither the exercise by Beneficiary of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any default or Event of Default hereunder.  The assignment of Leases and of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property.  As additional security for the indebtedness secured hereby, Grantor has executed and delivered an Assignment of Leases and Rents dated of even date herewith (as hereafter amended, consolidated or modified from time to time, the "Assignment") in favor of Beneficiary covering all of the right, title and interest of Grantor, as landlord, lessor or licensor, in and to any Leases.  All rights and remedies granted to Beneficiary under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Beneficiary hereunder.

1.12  Leases and Licenses.

(a)    Lease Requirements.  Prior to execution of any Leases (other than the residency agreements entered into on the form approved by Beneficiary in connection with the closing of the Loan) after the date hereof, Grantor shall submit to Beneficiary, for Beneficiary's prior approval, which approval shall not be unreasonably withheld so long as no default exists hereunder, a copy of the form lease Grantor plans to use in leasing space in the Improvements.  Each Lease executed after the date hereof affecting any of the Real Estate or the Improvements must provide, in a manner approved by Beneficiary, that (i) such Lease is subject and subordinate to this Security Instrument, and (ii) the Tenant will attorn to, and recognize as its landlord, lessor or licensor, any person succeeding to the interest of Grantor in such Lease upon any foreclosure of this Security Instrument or deed in lieu of foreclosure.  Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Beneficiary nor any successor-in-interest shall be bound by any payment of rental for more than one (1) month in advance, or any amendment or modification of said Lease made without the express written consent of Beneficiary or said successor-in-interest.  No Lease shall contain any option or right of first refusal to purchase all or any portion of the Property.  No Lease (other than any residency agreement entered into in the form approved by Lender in connection with the origination of this Loan) shall contain any right to terminate the term thereof (except in the event of the destruction of all or substantially all of the Property).

(b)    Acts Requiring Consent of Beneficiary.  Grantor shall not, without the prior written consent of Beneficiary, (i) enter into any Lease of all or any portion of the Property either (Y) for space in excess of five percent (5%) of the rentable square feet, or represents ten (10%) percent or more of the gross rents reflected on the rent roll for the Property, or (Z) for a term (including, without limitation, options exercisable by the lessee thereunder) of greater than five (5) years (any such lease, a "Major Lease"); (ii) cancel, terminate, abridge or otherwise modify the terms of the TRS Lease or any other Major Lease, or accept a surrender thereof; (iii) consent to any assignment of, or subletting of all or any portion of the premises demised under, the TRS Lease or any other Major Lease unless required by the terms thereof; (iv) cancel, terminate, abridge, release or otherwise modify any guaranty of the TRS Lease or any other Major Lease or the terms thereof; (v) enter into any Lease not meeting the requirements of Section 1.12(a) of this Security Instrument; or (vi) enter into any Lease containing material adverse variations from the current form lease approved by Beneficiary.  The request for approval of each such proposed Lease shall be made to Beneficiary in writing.  As part of such request, Grantor shall furnish to Beneficiary (and any loan servicer specified from time to time by Beneficiary) to the extent required by Beneficiary and/or such loan servicer: (1) such biographical and financial information about the proposed tenant as Beneficiary may require in conjunction with its review, (2) a copy of the proposed Lease, and (3) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed Lease and any options).

(c)    Affirmative Covenants Regarding Leases.  Grantor shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed.  Grantor shall promptly send copies to Beneficiary and any servicer of all notices of default which Grantor shall send or receive under the TRS Lease and, upon request by Beneficiary, under any other Lease.  Grantor, at no cost or expense to Beneficiary, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the other parties under each Lease.  Grantor shall furnish to Beneficiary, within ten (10) days after a request by Beneficiary to do so, and in any event by January 1 of each year, a current rent roll certified by Grantor as being true and correct containing the names of all Tenants, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant's security deposit.  Upon the request of Beneficiary, Grantor shall deliver to Beneficiary (i) a copy of each Lease; and (ii) an estoppel certificate from the tenant under the TRS Lease (provided that Beneficiary shall not be required to deliver such certificates more frequently than twice in any calendar year).

(d)    Negative Covenants Regarding Leases.  Grantor shall not enter into any Lease (i) without the prior written consent of Beneficiary where such consent is required pursuant to this Security Instrument; (ii) except on terms consistent with the terms for similar leases in the market area of the Real Estate, including, without limitation, as to the rental rate, security deposit, tenant improvement and work letter terms and free rent periods; (iii) other than with a third-party Tenant unrelated to Grantor or any general partner, principal, manager, member or affiliate of Grantor or any affiliate of any such general partner, principal, manager, or member of Grantor (provided that the foregoing is not applicable with respect to the TRS Lease); or (iv) except for an actual occupancy by the tenant, lessee or licensee thereunder.  Grantor shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any Lease or allow the Tenant thereunder to withhold payment of rent.  Grantor shall not, without the prior written consent of Beneficiary:  (1) (x)modify the TRS Lease, or (y)modify any Major Lease in any material respect, or (z) other than in the ordinary course of business and in compliance with applicable legal requirements, otherwise modify any other Lease; (2) terminate or accept the surrender of the TRS Lease, any other Major Lease or, except in the ordinary course of business and in compliance with the requirements thereof, any other Lease; or (3) waive or release any other party from the performance or observance of any obligation or condition under any Lease; provided, however, that with respect to all Leases other than Major Leases, provided no default exists hereunder, Grantor may do any of the foregoing in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located.  Grantor shall not solicit or accept the prepayment of any rents under any Lease for more than one (1) month prior to the due date thereof.  Except for the Assignment, Grantor shall not execute any other assignment of the lessor's interest in the Leases or the Rents and Profits or otherwise encumber, pledge or hypothecate lessor’s interest therein.

(e)    Security Deposits.  All security deposits of Tenants, whether held in cash or in any other form, shall not be commingled with any other funds of Grantor or any other person and, if cash, shall be deposited by Grantor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Beneficiary.  Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described; shall be issued by an institution reasonably satisfactory to Beneficiary; shall, if permitted pursuant to any applicable legal requirements, name Beneficiary as payee or mortgagee thereunder or, at Beneficiary's option, be assigned or fully assignable to Beneficiary; and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Beneficiary.  Grantor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Grantor's compliance with the foregoing.  Upon an Event of Default under this Security Instrument, Grantor shall, immediately upon Beneficiary's request (if permitted by applicable law), deliver to Beneficiary the security deposits (and any interest previously earned thereon and not disbursed to the person(s) lawfully entitled to receive same) with respect to all or any portion of the Property, to be held by Beneficiary subject to the terms of the Leases.

(f)    Rights of Beneficiary Upon Default.  Upon an Event of Default, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Security Instrument, forthwith, upon demand of Beneficiary, Grantor shall surrender to Beneficiary and Beneficiary shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys.  In such event, Beneficiary shall have, and Grantor hereby gives and grants to Beneficiary, the right, power and authority to make and enter into Leases for such rents and for such periods of occupancy and upon conditions and provisions as Beneficiary may deem desirable in its sole discretion, and Grantor expressly acknowledges and agrees that the term of such Lease may extend beyond the date of any foreclosure sale at the Property; it being the intention of Grantor that in such event Beneficiary shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into Leases for the rents and upon the terms, conditions and provisions deemed desirable to Beneficiary in its sole discretion and with like effect as if such Leases had been made by Grantor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Instrument.  The power and authority hereby given and granted by Grantor to Beneficiary shall be deemed to be coupled with an interest, shall not be revocable by Grantor so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof.  In connection with any action taken by Beneficiary pursuant to this Section, Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Beneficiary in managing the Property, nor shall Beneficiary be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of this instrument or the exercise of rights or remedies hereunder.  GRANTOR SHALL, AND DOES HEREBY, INDEMNIFY BENEFICIARY FOR, AND HOLD BENEFICIARY HARMLESS FROM, ANY AND ALL CLAIMS, ACTIONS, DEMANDS, LIABILITIES, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY BENEFICIARY UNDER ANY SUCH LEASE OR UNDER THIS SECURITY INSTRUMENT OR BY THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST BENEFICIARY BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS OR AGREEMENTS CONTAINED IN ANY SUCH

LEASE OTHER THAN THOSE FINALLY DETERMINED TO HAVE RESULTED SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY.   SHOULD BENEFICIARY INCUR ANY SUCH LIABILITY, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND ATTORNEYS' FEES, TOGETHER WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE FROM THE DATE INCURRED BY BENEFICIARY UNTIL ACTUALLY PAID BY GRANTOR, SHALL BE IMMEDIATELY DUE AND PAYABLE TO BENEFICIARY BY GRANTOR ON DEMAND AND SHALL BE SECURED HEREBY AND BY ALL OF THE OTHER LOAN DOCUMENTS SECURING ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE NOTE.  Nothing in this Section shall impose on Beneficiary any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Beneficiary responsible or liable for any waste committed on the Property by the tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property.  Grantor hereby assents to, ratifies and confirms any and all actions of Beneficiary with respect to the Property taken under this Section.  The foregoing rights are in addition to all other rights and remedies granted to Beneficiary pursuant to this Security Instrument.

(g)    Representations to Leases.  Grantor hereby represents and warrants that (i) each Tenant under a non-residential Lease has entered into occupancy of the demised premises; and (ii) Grantor has delivered to Beneficiary true, correct and complete copies of all Leases described in the Rent Roll.

(h)    Tenant Financial Information.  Grantor shall cause the tenant under the TRS Lease (a "Major Income Lease") to deliver to Grantor periodic operating statements with respect to (i) such Tenant's operations at the Property, and (ii) the operations of such Tenant and, if applicable, any parent or affiliated entity of such Tenant which operates, or has subsidiaries that operate, comparable businesses (collectively, "Tenant Financial Information").  Notwithstanding the provisions of Section 1.12(b) above, any Major Income Lease entered into after the date hereof which does not require the Tenant to provide Tenant Financial Information upon request shall require the prior written approval of Beneficiary.  Grantor shall, from time to time promptly upon request of Beneficiary, request Tenant Financial Information from the Tenant under each Major Income Lease (and use all commercially reasonable efforts to obtain such Tenant Financial Information), and promptly upon receipt thereof, deliver such Tenant Financial Information to Beneficiary, provided, however, that provided no Event of Default is continuing, Beneficiary shall not request such information without reasonable cause (which reasonable cause shall include, without limitation, the occurrence of any default by the Tenant). Notwithstanding anything to the contrary contained herein, Grantor shall provide the Tenant Financial Information (A) annually, (B) each time a new Major Income Lease is executed and (iii) upon any material change in such Tenant financial situation of which Grantor shall become aware.

For purposes of this Section 1.12, in the event Beneficiary does not approve or disapprove a requested (x) proposed new Lease, or a proposed modification, extension, termination of a Lease, within ten (10) Business Days, in each case from the date Beneficiary receives such request together with a copy of the final version of such proposed new Lease or proposed extension, modification or termination of an existing Lease, as the case may be,

Grantor shall re-submit such request, with the notation “IMMEDIATE RESPONSE REQUIRED, CONSENT DEEMED GIVEN IF NO RESPONSE IS MADE WITHIN 5 DAYS” prominently displayed in bold, all caps, 14 point type or larger, at the top of each page of such re-submitted request and on any cover page or envelope, and if Beneficiary does not approve such request within five (5) calendar days from the date Beneficiary receives the re-submitted request, same shall be deemed approved.

1.13  Alienation and Further Encumbrances.

Grantor acknowledges that Beneficiary has relied upon the Grantor and the principals of Grantor and their experience in owning and operating properties similar to the Property in agreeing to make the loan evidenced by the Note and will continue to rely upon Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Note and the performance of the obligations of Grantor contained herein and the other Loan Documents.  Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Property so as to ensure that the indebtedness secured hereby may be recovered by Beneficiary should Grantor default in the repayment of the indebtedness secured hereby or the performance of the obligations of Grantor hereunder and under the other Loan Documents.

Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or any interest therein or any interest in Borrower or its general partner shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants under Leases which are approved, or deemed approved, in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor or any other Restricted Party (as such term is hereinafter defined) shall be divested of its title to the Property or any interest (whether direct or indirect) therein, in any manner or way, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Beneficiary being first obtained, which consent may be withheld in Beneficiary's sole discretion (any of the foregoing being herein referred to as a “Transfer”), then, the same shall constitute an Event of Default hereunder and Beneficiary shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof.  As used in this Section 1.13, the term “Restricted Party” shall mean collectively, the Grantor and (i) any Transfer Principal (“Transfer Principal” shall mean any Person which is a managing member or non-member manager of Grantor if Grantor is a limited liability company, or a general partner of Grantor if Grantor is a partnership, and (ii) any partner, member, non-member manager, managing member, or equity owner (or, if a trust, beneficial owner) of Grantor or a Transfer Principal.

For purposes of this Section 1.13, a Transfer shall include, but not be limited to, (1) an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof for a price to be paid in installments, (2) if a Restricted Party is a corporation, any merger, consolidation or voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of such corporation’s stock or the creation or issuance of new stock, (3) if a Restricted Party is a limited or general partnership, or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or any voluntary or involuntary sale, conveyance, assignment, transfer encumbrance or pledge of a legal or beneficial interests of limited partnership interests or any profits or proceeds relating to such limited partnership interests or the creation or issuance of new limited partnership interests, (4) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any voluntary or involuntary sale, conveyance, assignment, transfer encumbrance or pledge of a legal or beneficial interest of the membership interests of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of non-managing membership interests or the creation or issuance of new non-managing membership interests, or (5) if a Restricted Party is a trust or nominee trust, any merger, consolidation or any voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance or pledge of a legal or beneficial interest of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

For the purposes of this Section 1.13: (i) in the event either Grantor or any of its general partners or managing members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 10% of the issued and outstanding capital stock of Grantor or any of its general partners or managing members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Grantor or any of its general partners or managing members so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Property, and (ii) in the event Grantor or any general partner or managing member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in Grantor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Property.  Notwithstanding the foregoing, however, (1) up to, but not in excess of, in the aggregate, 49% of the limited partnership, non-managing member interests and/or aggregate of the issued and outstanding capital stock, as the case may be, in Grantor or in any general partner or managing member of Grantor shall be freely transferable without the consent of Beneficiary, provided, however, no such Transfer shall result in a change of voting control in such Restricted Party, and as a condition to each such Transfer, Beneficiary shall receive not less than thirty (30) days prior notice of the proposed Transfer, and (2) any involuntary Transfer caused by the death of Grantor or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be a default under this Security Instrument so long as Grantor is reconstituted, if required, following such death and so long as those persons responsible for the management of Grantor and the Property remain unchanged as a result of such death or any replacement management is approved by Beneficiary and (3) gifts for estate planning purposes of any individual's interests in Grantor or in any of Grantor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Security Instrument so long as Grantor is reconstituted, if required, following such gift and so long as those persons responsible for the day to day management of the Property and Grantor remain unchanged following such gift or any replacement management is approved by Beneficiary.

1.14  Payment of Utilities, Assessments, Charges, Etc.  Grantor shall pay or cause to be paid when due all utility charges which are incurred by Grantor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

1.15  Access Privileges and Inspections.  Beneficiary and the agents, representatives and employees of Beneficiary shall, subject to the rights of tenants, have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and, subject to applicable law, of examining, copying and making extracts from the books and records of Grantor relating to the Property.  Grantor shall lend assistance to all such agents, representatives and employees of Beneficiary.

1.16  Waste; Alteration of the Property.  Grantor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property.  Grantor shall maintain the Property in good condition and repair.  No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Beneficiary.  Without the prior written consent of Beneficiary,  Grantor shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property.

1.17  Zoning; Use.  Without the prior written consent of Beneficiary, Grantor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements.  Grantor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements.  Grantor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property.  Grantor shall keep or cause to be kept all licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Property in full force and effect.  Grantor shall operate the Property (or cause the Property to be operated) as an assisted living facility for so long as the indebtedness secured hereby is outstanding.  If, under applicable zoning provisions, the use of all or any part of the Real Estate or the Improvements is or becomes a nonconforming use, Grantor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Beneficiary.  Further, without Beneficiary's prior written consent, Grantor shall not file or subject any part of the Real Estate or the Improvements to any declaration of condominium or cooperative or convert any part of the Real Estate or the Improvements to a condominium, cooperative or other form of multiple ownership and governance.

1.18  Financial Statements and Books and Records.  Grantor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles.  Beneficiary and its duly authorized representatives shall have the right to examine, copy and audit Grantor's records and books of account at all reasonable times.  So long as this Security Instrument continues in effect, Grantor shall provide to Beneficiary, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Beneficiary as being true and correct by Grantor or the entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Beneficiary:

(a)    copies of all tax returns filed by Grantor, within thirty (30) days after the date  of filing;

(b)    quarterly operating statements for the Property, within thirty (30) days after the end of each March, June, September and December, provided, notwithstanding the foregoing to the contrary, operating statements shall be delivered monthly within thirty (30) days after the end of each calendar month until the occurrence of a Securitization;

(c)    current rent rolls for the Property, within thirty (30) days after the end of each March, June, September and December, provided, notwithstanding the foregoing to the contrary, rent rolls shall be delivered monthly within thirty (30) days after the end of each calendar month until the occurrence of a Securitization;

(d)    annual balance sheets for the Property and annual financial statements for Grantor, each principal, manager, managing member or general partner in Grantor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan secured hereby within ninety (90) days after the end of each calendar year; and

(e)    such other information with respect to the Property, Grantor, the principals, each manager, managing member or general partner of Grantor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan secured hereby, which may be requested from time to time by Beneficiary, within a reasonable time after the applicable request.

If Grantor fails to timely furnish Beneficiary with any of the financial information, statements and/or reports set forth above within the required time periods, Beneficiary shall be entitled to receive a late charge equal to $500.00 for each such information, statement or report not so furnished to Beneficiary (the “Financial Late Charge”).  The Financial Late Charge shall be due and payable by Grantor immediately upon receipt by Grantor of an invoice for same from Beneficiary.  Until paid, the Financial Late Charge shall bear interest at the Default Interest Rate, and shall be deemed additional indebtedness of Grantor secured by the Loan Documents.  In addition, if any of the aforementioned materials are not furnished to Beneficiary within the applicable time periods or Beneficiary is dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Beneficiary contained herein, Beneficiary shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Beneficiary, in which event Grantor agrees to pay, or to reimburse Beneficiary for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.  Grantor agrees that any and all materials furnished hereunder are the property of Beneficiary (and Beneficiary's servicer) and may be released and made available to such parties as Beneficiary or its servicer deems appropriate,

1.19  Further Documentation.  Grantor shall, on the request of Beneficiary in its reasonable discretion and at the expense of Grantor, promptly correct any defect, error or omission which may be discovered in the contents of this Security Instrument or in any of the other Loan Documents and promptly execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Instrument and the other Loan Documents or as may be deemed advisable by Beneficiary to protect, continue or preserve the liens and security interests hereunder including, without limitation, security instruments, financing statements and continuation statements.

1.20  Payment of Costs.   Grantor shall pay all reasonable costs and expenses of every character incurred in connection with the closing of the Loan or otherwise attributable or chargeable to Grantor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. Unless otherwise specified herein, with respect to any action by Grantor permitted hereunder, Grantor shall pay all of its own costs and expenses relating thereto as well as any costs and expenses incurred by Beneficiary.

1.20  Advances to Protect Property.  Without limiting or waiving any other rights and remedies of Beneficiary hereunder, if Beneficiary determines that Grantor is not adequately performing or has failed to perform any of its obligations, covenants or agreements contained in this Security Instrument or in any of the other Loan Documents and such inadequacy or failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Beneficiary's interest in the Property or Beneficiary's right to enforce its security, then Beneficiary may, at its option, with or without notice to Grantor, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Security Instrument or to remedy the failure of Grantor to perform its covenants and agreements (without, however, waiving any default of Grantor).  Grantor agrees to pay on demand all expenses of Beneficiary reasonably incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Beneficiary has notified Grantors that Beneficiary has incurred such expenses until reimbursement thereof by Grantor.  Any such expenses so incurred by Beneficiary, together with interest thereon as provided above, shall be additional indebtedness of Grantor secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  The necessity for any such actions and of the amounts to be paid shall be determined by Beneficiary in its sole and absolute discretion.

Beneficiary is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.  Grantor hereby acknowledges and agrees that the remedies set forth in this Section 1.20(b) shall be exercisable by Beneficiary, and any and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Beneficiary after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended (the "Act"), Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Grantor, Beneficiary, any guarantor or indemnitor, the secured indebtedness or any of the Loan Documents.  This indemnity shall survive payment in full of the indebtedness secured hereby.  This Section 1.20(b) shall not be construed to require Beneficiary to incur any expenses, make any appearances or take any actions.

1.21  Security Interest.  This Security Instrument is also intended to encumber and create a security interest in, and Grantor hereby grants to Beneficiary a security interest in, all Reserves (as hereinabove defined), and all right, title and interest of Grantor in and to fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Real Estate or the Improvements in any manner.  It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements.  The foregoing security interest shall also cover Grantor's leasehold interest in any of the foregoing property which is leased by Grantor.  Notwithstanding the foregoing, all of the foregoing property shall be owned by Grantor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Beneficiary.  Grantor shall promptly replace all of the Collateral subject to the lien or security interest of this Security Instrument when worn out or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Beneficiary, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Security Instrument except such as is replaced by an article of equal suitability and value as above provided, owned by Grantor free and clear of any lien or security interest except that created by this Security Instrument and the other Loan Documents and except as otherwise expressly permitted by the terms of Section 1.13 of this Security Instrument.  All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Loan Documents.  Grantor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

1.22  Security Agreement.  This Security Instrument constitutes both a real property mortgage and a "security agreement" between Grantor and Beneficiary with respect to the Collateral in which Beneficiary is granted a security interest hereunder, and, cumulative of all other rights and remedies of Beneficiary hereunder, Beneficiary shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code.  Grantor hereby authorized Beneficiary to prepare, file of record or otherwise effectuate new financing statements or financing statement amendments which describe all or any portion of the assets of Grantor as collateral thereunder.  Grantor specifically agrees that Beneficiary may cause such financing statements and financing statement amendments to be filed without any signature of a representative of the Grantor appearing thereon, where such filings are permitted by applicable law.  Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Beneficiary the attorney-in-fact of Grantor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Beneficiary may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby.  Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Beneficiary's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date Beneficiary notifies Grantor of the incurrence thereof until actually paid by Grantor, shall be paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  If notice is required by law, Beneficiary shall give Grantor at least ten (10) days' prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Grantor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Grantor.  No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.  Any sale made pursuant to the provisions of this Section 1.22 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e).  Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Beneficiary pursuant to any applicable Uniform Commercial Code:

(a)    In the event of a foreclosure sale, the Property may, at the option of Beneficiary, be sold as a whole;

(b)    It shall not be necessary that Beneficiary take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 1.22 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

(c)    Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

The name, principal place of business and chief executive office of Grantor (as Debtor under any applicable Uniform Commercial Code) are:

Caruth Haven, L.P.
c/o Cornerstone Growth & Income REIT, Inc.
1920 Main Street, Suite 400
Irvine, CA 92614

The federal employer identification number/social security number of Grantor is 26 -3650072.

The name and address of Beneficiary (as Secured Party under any applicable Uniform Commercial Code) is:

Cornerstone Operating Partnership LP
1920 Main Street, Suite 400
Irvine, CA 92614

(d)           Grantor shall not change its principal place of business, chief executive office, state of organization or registration or its name, without in each case, obtaining the prior written consent of Beneficiary.  Without limitation to the foregoing, Beneficiary may condition its consent thereto upon Grantor’s execution and delivery of additional financing statements or related documents as Beneficiary may determine to be necessary to effectively evidence, perfect or continue the perfection of Beneficiary’s security interest in the Collateral as a result of any such change.

(e)           The security interests herein granted shall not be deemed or construed to constitute Trustee or Beneficiary as a trustee in possession of the Property, to obligate Trustee or Beneficiary to lease the Property or attempt to do so, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

1.23  Easements and Rights-of-Way.  Grantor shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Beneficiary.  The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Security Instrument and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way.  If Beneficiary consents to the grant of an easement or right-of-way, Beneficiary agrees to grant such consent without charge to Grantor other than reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in the review of Grantor's request and, if applicable, in the preparation of documents relating to the subordination of this Security Instrument to such easement or right-of-way.

1.24  Compliance with Laws.  (a)  Grantor shall, and shall cause the tenant under the TRS Lease, at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property or the provision o f services to the occupants of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property, employee health and safety, quality and safety standards, accreditation standards and requirements of applicable state department of health or other applicable state regulatory agencies, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting, and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Grantor may, upon providing Beneficiary with security satisfactory to Beneficiary, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed.  Grantor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.  Grantor shall maintain or obtain, and shall require and cause the tenant under the TRS Lease (and/or its property manager, as applicable) to obtain and maintain, all licenses, qualifications and permits now held or hereafter required to be held by Grantor for which the loss or suspension, revocation or failure to obtain or renew could reasonably be expected to have a material adverse effect upon the financial condition of the Grantor or the ability to operate the Property in compliance with the requirements of this Security Instrument and as it has been operated prior to the date hereof.

(b)    Grantor agrees that the Property shall at all times comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”).  Grantor agrees to give prompt notice to Beneficiary of the receipt by Grantor of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

(c) (i)      Without limiting the generality of any other provision of this Security Instrument, Borrower shall be, and shall use its best efforts to cause the tenant under the TRS Lease and any property manager, and its respective employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Grantor or any such property manager (with respect to its operation of the Property) to be in compliance in all material respects with all applicable laws relating to patient healthcare and/or patient healthcare information, including without limitation the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder (“HIPAA”) (collectively, “Healthcare Laws”).  Borrower and such tenant shall maintain in all material respects all records required to be maintained by any governmental authority or otherwise under the Healthcare Laws and there are, to Grantor’s knowledge, after due inquiry, no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws.  Borrower and such tenant has and will maintain all governmental approvals necessary under applicable laws for the ownership and operation of the Property, as applicable (including such Governmental Approvals as are required under such the Healthcare Laws).

(ii)    If (1) Borrower or such tenant is a “covered entity” within the meaning of HIPAA or (2) Borrower (with respect to its operation of the Property) is subject to the “Administrative Simplification” provisions of HIPAA, then such person(s) (x) have undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such person(s) to be HIPAA Compliant (as defined below); (y) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such person(s) are or become HIPAA Compliant.  For purposes hereof, “HIPAA Compliant” shall mean that Borrower and such tenant, as applicable (A) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) if and to the extent Borrower and/or such tenant are subjected to such provisions, rules or regulations, and (B) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect Borrower’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by Borrower or such tenant of the then effective provisions of HIPAA.

(iii)   If required under applicable law, Borrower or such tenant has and shall maintain in full force and effect a valid certificate of need (“CON”) or similar certificate, license, or approval issued by any state regulator or regulatory agency for the requisite number of beds and/or units, as applicable, in the Property, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program, if applicable.  Borrower shall operate the Property (or cause the Property to be operated) in a manner such that the all required licenses therefore shall remain in full force and effect.  True and complete copies of such licenses have been delivered to Beneficiary.  No such licenses are or shall be pledged as collateral security for any loan or indebtedness, other than this Loan and Grantor shall not, and shall not suffer or permit: (1) any such license to be rescinded, withdrawn, revoked, amended, modified, supplemented, or otherwise alter the nature, tenor or scope of any of the licenses for the Property without Beneficiary’s consent, (2) any amendment or other change to the Property’s authorized units/beds capacity and/or the number of units/beds approved by any governmental authority or agency, replace or transfer all of any part of the units or beds to another site or location, or (3) voluntarily transfer or encourage the transfer of any resident of the Property to any other facility, unless such transfer is at the request of the resident or is for reasons relating to the health, required level of medical care or safety of the resident to be transferred.

(d)           Without limitation to the generality of any other provisions herein: (i) if Borrower or the tenant under the TRS Lease participates in any Medicare or Medicaid or other third-party payor programs with respect to the Property, the Property will remain in compliance with all requirements for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, as it may be amended, and such other third party payor programs.  The Property is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if applicable, have a current provider agreement that is in full force and effect under Medicare and Medicaid.

(ii)           There is no, and during the term of this Loan there shall be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Borrower the tenant under the TRS Lease, any property manager, or the Property or any participation or provider agreement with any third-party payor, if any, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (such programs, the “Third-Party Payor Programs”) to which any Borrower or the tenant under the TRS Lease may presently be subject with respect to any Property, or at any time hereafter is subject.  Notwithstanding the preceding sentence, Borrowers or the tenant under the TRS Lease may contest (to the extent such contest rights are available by statute or as otherwise permitted by law) in good faith by appropriate proceedings, any of the foregoing so long as (i) Borrowers have given prior written notice to Beneficiary of the intent to so contest or object to same, (ii) such contest will not result in a material adverse change upon Borrower, the Property or Borrower’s ability to (A) operate the Property for the uses set forth herein or (B) repay the Loan, and (iii) Borrower and/or such tenant under the TRS Lease is diligently contesting the same by appropriate legal proceedings in good faith and at their own expense.  Neither Borrower or tenant under the TRS Lease shall or shall permit, other than in the normal course of business, any change in the terms of any of the Third-Party Payor Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs).  Notwithstanding the foregoing, Borrower or such tenant under the TRS Lease may voluntarily withdraw from or terminate any Third-Party Payor Program to which Borrower or such tenant under the TRS Lease may be subject to with respect to any Property.  All Medicaid, Medicare and private insurance cost reports and financial reports submitted by Borrower or such tenant under the TRS Lease, if any, are and will be materially accurate and complete and have not been and will not be misleading in any material respects.  No cost reports for the Property remain open or unsettled.

(e)           To Borrower’s knowledge, (i) no “F” Tags or higher with a scope and severity of “G” or higher have been issued by any governmental authority with respect to the Property which deficiencies remain uncured (whether or not such cure has been formally recognized in a subsequent audit or inspection by a governmental authority), and (ii) no penalties have been imposed on or enforcement action has been undertaken by any governmental authority against any Property, Borrower (or the tenant under the TRS Lease) or against any officer, director, partner, member, manager or owner of Borrower (or the tenant under the TRS Lease) which has not been paid in full and/or cured or is being contested in good faith through administrative or judicial proceedings, as applicable.

(f)            (i) To Grantor’s knowledge, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payor Programs reimbursement audits or appeals pending at the Property, and there are no years that are subject to audit.

(ii)           To Grantor’s knowledge, there are no current or pending Medicaid or Medicare or Third-Party Payor Programs recoupment efforts at the Property.  Neither Borrower nor the tenant under the TRS Lease is a participant in any federal program whereby any Governmental Authority may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.), as it may be amended.

(iii)           To Grantor’s knowledge, there are no and there will remain no patient or resident care agreements with patients or residents which deviate in any material adverse respect from the form agreements which have been delivered to and approved by Beneficiary.

(iv)           To Grantor’s knowledge, in the event any management agreement is terminated or in the event of foreclosure or other acquisition of the Property by Beneficiary or its designee or any purchaser at a foreclosure sale or by acceptance of a deed in lieu of foreclosure, Borrower, Beneficiary, any subsequent manager or any subsequent purchaser need not obtain a CON prior to applying for and receiving Medicare or Medicaid payments.

(v)           To Grantor’s knowledge, all patient or resident records at the Property, including patient or resident trust fund accounts, are true and correct in all material respects, and will remain true and correct in all material respects.

(g)           Upon the occurrence of an uncured Event of Default and the request of Beneficiary, Borrower shall and shall cause the tenant under the TRS Lease and its property manager, if any, to complete, execute and deliver to Beneficiary any applications, notices, documentation, and other information necessary or desirable, in Beneficiary’s judgment, to permit Beneficiary or its designee (including a receiver) to obtain, maintain or renew any one or more of the licenses for the Property (or to become the owner of the existing licenses for the Property) and to the extent permitted by applicable laws to obtain any other provider agreements or governmental approvals then necessary or desirable for the operation of the Property by Beneficiary or its designee for their current use (including, without limitation, any applications for change of ownership of the existing licenses or change of control of the owner of the existing licenses).  After the occurrence and continuation of an Event of Default, to the extent permitted by applicable laws, (i) Beneficiary is hereby authorized (without the consent of Borrower or such tenant under the TRS Lease or any other person) to submit any such applications, notices, documentation or other information which Borrower caused to be delivered to Beneficiary in accordance with the above provisions to the applicable governmental authorities, or to take such other steps as Beneficiary may deem advisable to obtain, maintain or renew any license or other governmental approvals in connection with the operation of the Property for their current use, and Borrower agrees to, and shall cause the tenant under the TRS Lease, to cooperate and to cause to cooperate with Beneficiary in connection with the same and (ii) Borrower, upon demand by Beneficiary, shall and shall cause the tenant under the TRS Lease to take any action and cause to take any action necessary or desirable, in Beneficiary’s sole judgment, to permit Beneficiary or its designee (including a receiver) to use, operate and maintain the Property for its current use.  If Borrower fails to comply with the provisions of this Secion for any reason whatsoever, Borrower hereby irrevocably appoints Beneficiary and its designee as Borrower’s attorney-in-fact, with full power of substitution, to take any action and execute any documents and instruments necessary or desirable in Beneficiary’s sole judgment to permit Beneficiary or its designee to undertake Borrower’s obligations under this Section, including obtaining any licenses or governmental approvals then required for the operation of the Property by Beneficiary or its designee for its current use.  The foregoing power of attorney is coupled with an interest and is irrevocable and Beneficiary may exercise its rights thereunder in addition to any other remedies which Beneficiary may have against Borrower as a result of a Borrower’s breach of the obligations contained in this Section.

1.25  Additional Taxes.  In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Security Instrument or the indebtedness secured hereby or Beneficiary, then, and in any such event, Grantor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefore; provided, however, that if in the opinion of counsel for Beneficiary (a) it might be unlawful to require Grantor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Beneficiary may elect, by notice in writing given to Grantor, to declare all of the indebtedness secured hereby to be and become due and payable in full, thirty (30) days from the giving of such notice.

1.26  Grantor's Waivers.  To the full extent permitted by law, Grantor agrees that Grantor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold.  To the full extent permitted by law, Grantor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Security Instrument to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Beneficiary under the terms of this Security Instrument to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatsoever.  Grantor, for Grantor and Grantor's successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel waives, releases, relinquishes and forever forgoes:  (a) all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) all right to a marshalling of the assets of Grantor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) all rights and periods of redemption provided under applicable law; and (d) all present and future statutes of limitations as a defense to any action to enforce the provisions of this Security Instrument or to collect any of the indebtedness secured hereby to the fullest extent permitted by law and agrees that it shall not solicit or aid the solicitation of the filing of any Petition (as hereinafter defined) against Grantor, whether acting on its own behalf or on behalf of any other party.  Without limiting the generality of the foregoing, Grantor shall not (i) provide information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency; or (ii) pay the legal fees or expenses of any creditor of or interest holder in Grantor with respect to any matter whatsoever.

1.27  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS SECURITY INSTRUMENT OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN DALLAS COUNTY, TEXAS, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF BENEFICIARY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  GRANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GRANTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 5.4 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF BENEFICIARY OR GRANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BENEFICIARY OR GRANTOR, IN

EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

1.28  Contractual Statute of Limitations.  Grantor hereby agrees that any claim or cause of action by Grantor against Beneficiary, or any of Beneficiary's directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Beneficiary or by Beneficiary's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract, in tort or otherwise, shall be barred unless asserted by Grantor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Grantor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Beneficiary or any other person authorized to accept service of process on behalf of Beneficiary, within thirty (30) days thereafter.  Grantor agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action.  The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Beneficiary.  This provision shall survive any termination of this Security Instrument or any of the other Loan Documents.

1.29  Management.  The management of the Property shall be by either:  (a) Grantor or an entity affiliated with Grantor approved by Beneficiary for so long as Grantor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Beneficiary (any such person or entity which manages the Property, other than Grantor is herein referred to as the “Manager”).  Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Beneficiary (the “Management Agreement”); Beneficiary acknowledges that as of the date hereof, there is a management agreement agreement in effect between 12 Oaks Management Services, Inc. and Tenant.  In no event shall any Manager be removed or replaced or the terms of any Management Agreement modified or amended without the prior written consent of Beneficiary.  In the event (x) of a default hereunder or under any Management Agreement then in effect, which default is not cured within any applicable grace or cure period, (y) of a change in control (fifty percent or more) of the ownership of the Manager (if Grantor is self-managing or the Manager is an affiliate of Grantor), or (z) Manager provides cause for termination pursuant to the Management Agreement, including, without limitation, gross negligence, willful misconduct or fraud, or the Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, Beneficiary shall have the right to terminate, or to direct Grantor to terminate, such Management Agreement at any time and, in any such event of termination of the Management Agreement, to retain or direct Grantor to retain, a new management agent approved by Beneficiary.  Without limitation to the foregoing, in the event the Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, without regard to whether Beneficiary shall have requested any such termination, Grantor shall be required to terminate the Manager and provide for management in conformity with this Section unless Grantor shall have obtained Beneficiary’s written consent to retain the Manager which is insolvent, or a debtor in bankruptcy or other insolvency proceeding.   All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Grantor's liabilities and obligations with respect to this Security Instrument and the other Loan Documents and, subject to the terms and conditions of the other Loan Documents, the management fees payable pursuant to the Management Agreement, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Grantor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

1.30  Hazardous Materials and Environmental Concerns.

(a)           Grantor hereby represents and warrants to Beneficiary that, as of the date hereof:  (i) the Property is not, and to the best of Grantor's knowledge, information and belief, after due inquiry and investigation, the Property has not been, in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination, remediation or human health and safety (including the regulation or remediation of Hazardous Substances as defined below) including, without limitation, the Architectural Barriers Act of 1968, the Texas Architectural Barriers Statute of 1978, and the Fair Housing Amendments Act of 1988, all as amended from time to time and including all regulations promulgated pursuant to any one or more of them, and laws, statutes, ordinances, rules, regulations, orders, or determinations relating to “wetlands,” including without limitation those set forth in the Clean Water Act (33 U.S.C. §1251 et seq.), as amended from time to time, the Texas Water Code, as amended from time to time; and the Texas Solid Waste Disposal Act (TEX. HEALTH& SAFETY CODE ANN. §§361.001-361.345), as amended from time to time  (collectively, "Environmental Laws"), all as amended from time to time; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious substances or raw materials which may include hazardous constituents), mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or Released or discharged from the Property (including underground contamination) except, to Grantor’s knowledge after due inquiry, for those substances used by Grantor in the ordinary course of its business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial, administrative or other notice or action relating to Hazardous Substances or noncompliance with Environmental Laws, nor is Grantor aware of any basis for such lien, notice or action; (iv) to Grantor’s knowledge, after due inquiry, there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) for Hazardous Substances on the Property; (v) Grantor has received no notice of, and to the best of Grantor's knowledge and belief, after due inquiry and investigation, there does not exist any, investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Grantor know of any basis for such investigation, action, proceeding or claim; (vi) Grantor has received no notice that, and to the best of Grantor's knowledge and belief after due inquiry and investigation, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance, trespass or any other liability or adverse condition on any other property, nor does Grantor know of any basis for such notice or claim; and (vii) there are no present environmental conditions or events or, to the best of Grantor's knowledge, after due inquiry and investigation, past environmental conditions or events on or near the Property that could be reasonably anticipated to materially adversely affect the value of the Property.

Grantor shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Grantor in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants, (except those substances used by Tenants in the ordinary course of their activities and in compliance with all Environmental Laws), invitees and trespassers, and, without limiting the generality of the foregoing, during the term of this Security Instrument, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.  If required by Beneficiary (including if recommended in any third-party environmental report delivered to Beneficiary) or under any Environmental Law, Grantor shall maintain an Operations and Maintenance Program ("O&M Program") for the management of asbestos, lead-based paint, radon or any other Hazardous Substances at the Property.

Grantor shall promptly notify Beneficiary if Grantor shall become aware of (i) any Hazardous Substances at, on, under, affecting or threatening to affect the Property (except those substances used by Grantor or tenants in the ordinary course of their business or activities, respectively, and in compliance with all Environmental Laws), (ii) any lien, action or notice affecting or threatening to affect the Property or Grantor resulting from any violation or alleged violation of Environmental Law, (iii) any investigation, inquiry or proceeding concerning Grantor on the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) any occurrence, condition or state of facts which would render any representation or warranty in this Section incorrect in any respect if made at the time of such discovery.  Further, immediately upon receipt of the same, Grantor shall deliver to Beneficiary copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential non-compliance with any Environmental Laws in connection with the Property or presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property (except those substances used in the ordinary course of its business and in compliance with all Environmental Laws).  Grantor shall, promptly and when and as required, at Grantor's sole cost and expense, take all actions as shall be necessary or advisable for compliance with the terms of this Section 1.30 or for the remediation of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment, remedial and response actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Beneficiary), and shall further pay or cause to be paid, at no expense to Beneficiary, all remediation, response, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property.  In the event Grantor fails to do so (i) Beneficiary may, but shall not be obligated to, undertake remediation at the Property or other affected property necessary to bring the Property into conformance with the terms of Environmental Laws, and (ii) Grantor hereby grants to Beneficiary and its agents and employees access to the Property and a license to do all things Beneficiary shall deem necessary to bring the Property into conformance with Environmental Laws.  Any and all costs and expenses reasonably incurred by Beneficiary in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Beneficiary until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.  Grantor covenants and agrees, at Grantor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Beneficiary), and hold Beneficiary harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Beneficiary or the Property, and arising directly or indirectly from or out of:  (i) the presence, Release or threat of Release of any Hazardous Substances on, in, under, affecting or threatening to affect all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Grantor; (ii) the violation of any Environmental Laws relating to, affecting or threatening to affect the Property, whether or not caused by or within the control of Grantor; (iii) the failure by Grantor to comply fully with the terms and conditions of this Section 1.30; (iv) the breach of any representation or warranty contained in this Section 1.30; or (v) the enforcement of this Section 1.30, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances on and/or from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas.  The indemnity set forth in this Section 1.30(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.30(c).  Beneficiary's rights under this Section shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Beneficiary under this Security Instrument, the Note and the other Loan Documents.

Upon Beneficiary's request, at any time after the occurrence of a default hereunder or at such other time as Beneficiary has reasonable grounds to believe that Hazardous Substances are or have been handled, generated, stored, processed, transported to or from, or released or discharged from or disposed of on or around the Property (other than in the normal course of Grantor's or the Tenants' business or activities, respectively, and in compliance with all Environmental Laws) or that Grantor, any Tenant or the Property may be in violation of Environmental Laws,  Grantor shall provide, at Grantor's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Beneficiary indicating the presence or absence of Hazardous Substances on the Property (including asbestos-containing material or lead-based paint).  If

Grantor fails to provide such inspection or audit within thirty (30) days after such request, Beneficiary may order the same, and Grantor hereby grants to Beneficiary and its employees and agents access to the Property and a license to undertake such inspection or audit.  The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date Beneficiary notifies Grantor that Beneficiary has incurred same until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

Without limiting the foregoing, Beneficiary and its authorized representatives may, during normal business hours and at its own expense, but subject to the rights of tenants, if any, inspect the Property and Grantor's records related thereto for the purpose of determining compliance with Environmental Laws and the terms and conditions of this Section 1.30.

As used herein, the term "Release" shall include, without limitation, any intentional or unintentional placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning of any Hazardous Substance, other than in the normal course of business or activities or its tenants, and in compliance with all Environmental Laws.

Grantor represents and warrants that, from and after its acquisition of the Property, Grantor has provided, and Grantor covenants and agrees that Grantor shall provide all legally required notices with respect to the discovery or release of any hazardous substances at the Property and shall perform each of the continuing obligations of a bona fide prospective purchaser pursuant to 42 U.S.C. 9601(40).   Grantor shall notify Beneficiary of any notice given or action taken pursuant to this Section 1.30(g).  This Section 1.30(g) shall survive any termination, satisfaction or foreclosure or other enforcement of this Security Instrument.

1.31  Indemnification; Subrogation.

GRANTOR SHALL INDEMNIFY, DEFEND AND HOLD BENEFICIARY HARMLESS AGAINST: (I) ANY AND ALL CLAIMS FOR BROKERAGE, LEASING, FINDER'S OR SIMILAR FEES WHICH MAY BE MADE RELATING TO THE PROPERTY OR THE SECURED INDEBTEDNESS, (II) ANY AND ALL LIABILITY, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, LIENS, CHARGES, ENCUMBRANCES, COSTS AND EXPENSES (INCLUDING BENEFICIARY'S ATTORNEYS' FEES, TOGETHER WITH APPELLATE COUNSEL FEES, IF ANY) OF WHATEVER KIND OR NATURE WHICH MAY BE ASSERTED AGAINST, IMPOSED ON OR INCURRED BY BENEFICIARY UNDER ANY LEASE OR OCCUPANCY AGREEMENT FOR ANY LOSS ARISING FROM A FAILURE OR INABILITY TO COLLECT RENTS AND PROFITS OR IN CONNECTION WITH THE SECURED INDEBTEDNESS, THIS SECURITY INSTRUMENT, THE PROPERTY, OR ANY PART THEREOF, OR THE EXERCISE BY BENEFICIARY OF ANY RIGHTS OR REMEDIES GRANTED TO IT UNDER THIS SECURITY INSTRUMENT, AND ANY DEFAULT UNDER THIS SECURITY INSTRUMENT,  (III) ANY LIENS (WHETHER JUDGMENTS, MECHANICS', MATERIALMEN'S OR OTHERWISE), CHARGES AND ENCUMBRANCES FILED AGAINST THE PROPERTY, AND (IV) ANY CLAIMS AND DEMANDS FOR

DAMAGES OR INJURY, INCLUDING CLAIMS FOR PROPERTY DAMAGE, PERSONAL INJURY OR WRONGFUL DEATH, ARISING OUT OF OR IN CONNECTION WITH ANY ACCIDENT OR FIRE OR OTHER CASUALTY ON THE REAL ESTATE OR THE IMPROVEMENTS OR ANY NUISANCE OR TRESPASS MADE OR SUFFERED THEREON, INCLUDING, IN ANY CASE, ATTORNEYS’ FEES, COSTS AND EXPENSES AS AFORESAID, WHETHER AT PRETRIAL, TRIAL OR APPELLATE LEVEL FOR ANY CIVIL, CRIMINAL OR ADMINISTRATIVE PROCEEDINGS.  SHOULD BENEFICIARY INCUR ANY LIABILITY UNDER THIS SECURITY INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE AMOUNT THEREOF, INCLUDING, WITHOUT LIMITATION, COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES, TOGETHER WITH INTEREST THEREON AT THE DEFAULT INTEREST RATE FROM THE DATE BENEFICIARY NOTIFIES GRANTOR THAT BENEFICIARY HAS INCURRED THE SAME UNTIL ACTUALLY PAID BY GRANTOR, SHALL BE IMMEDIATELY DUE AND PAYABLE TO BENEFICIARY BY GRANTOR ON DEMAND AND SHALL BE SECURED HEREBY AND BY ALL OF THE OTHER LOAN DOCUMENTS SECURING ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THE NOTE.  HOWEVER, NOTHING HEREIN SHALL BE CONSTRUED TO OBLIGATE GRANTOR TO INDEMNIFY, DEFEND AND HOLD HARMLESS BENEFICIARY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS, COSTS AND EXPENSES ENACTED AGAINST, IMPOSED ON OR INCURRED BY BENEFICIARY BY REASON OF BENEFICIARY'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.  THIS INDEMNITY SHALL SURVIVE PAYMENT IN FULL OF THE INDEBTEDNESS SECURED HEREBY.

BENEFICIARY MAY ENGAGE THE SERVICES OF ATTORNEYS IF IT IS MADE A PARTY DEFENDANT TO ANY LITIGATION (OR THREATENED ACTION OR CLAIM) OR TO ENFORCE THE TERMS OF THIS SECURITY INSTRUMENT OR TO PROTECT ITS RIGHTS HEREUNDER, AND, IN THE EVENT OF ANY SUCH ENGAGEMENT, GRANTOR SHALL PAY BENEFICIARY'S ATTORNEYS' FEES (TOGETHER WITH REASONABLE APPELLATE COUNSEL FEES, IF ANY), CONSULTANTS' FEES, EXPERTS FEES, AND EXPENSES REASONABLY INCURRED BY BENEFICIARY, WHETHER OR NOT AN ACTION IS ACTUALLY COMMENCED AGAINST GRANTOR.  ALL REFERENCES TO "ATTORNEYS" IN THIS SUBSECTION AND ELSEWHERE IN THIS SECURITY INSTRUMENT SHALL INCLUDE WITHOUT LIMITATION ANY ATTORNEY OR LAW FIRM ENGAGED BY BENEFICIARY AND BENEFICIARY'S IN-HOUSE COUNSEL, AND ALL REFERENCES TO "FEES AND EXPENSES" IN THIS SUBSECTION AND ELSEWHERE IN THIS SECURITY INSTRUMENT SHALL INCLUDE WITHOUT LIMITATION ANY FEES OF SUCH ATTORNEY OR LAW FIRM AND ANY ALLOCATION CHARGES AND ALLOCATION COSTS OF BENEFICIARY'S IN-HOUSE COUNSEL.

A WAIVER OF SUBROGATION SHALL BE OBTAINED BY GRANTOR FROM ITS INSURANCE CARRIER AND, CONSEQUENTLY, GRANTOR WAIVES ANY AND ALL RIGHT TO CLAIM OR RECOVER AGAINST BENEFICIARY, ITS OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, FOR LOSS OF OR DAMAGE TO GRANTOR, THE PROPERTY, GRANTOR'S PROPERTY OR THE PROPERTY OF OTHERS UNDER GRANTOR'S CONTROL FROM ANY CAUSE INSURED AGAINST OR

REQUIRED TO BE INSURED AGAINST BY THE PROVISIONS OF THIS SECURITY INSTRUMENT.

1.32  Covenants with Respect to Indebtedness; Operations and Fundamental Changes of Grantor.  Grantor  represents, warrants and covenants as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Grantor:

(a)    has not owned, does not own and will not own any asset other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property;

(b)    has not engaged, is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

(c)    will not (other than the TRS Lease) enter into any contract or agreement with any general partner, principal, member or affiliate of Grantor or any affiliate of any such general partner, principal, or member of Grantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(d)    has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the secured indebtedness, and (ii) unsecured trade payables or accrued expenses incurred in the ordinary course of business of operating the Property and not outstanding for more than sixty days with trade creditors and in amounts as are normal and reasonable under the circumstances;

(e)    no debt whatsoever may be secured (senior, subordinate or pari passu) by the Property;

(f)    has not made and will not make any loans or advances (other than as may be expressly required pursuant to the terms of the TRS Lease) to any third party (including any general partner, principal, member or affiliate of Grantor, or any guarantor);

(g)    is and will be solvent and pay its debts from its assets as the same shall become due;

(h)    has done or caused to be done and will do all things necessary to preserve its existence and corporate, limited liability company and partnership formalities (as applicable), and will not, nor will any partner, limited or general, or member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, certificate or articles of incorporation or organization, or by-laws or operating agreement or regulations, in a manner which adversely affects Grantor's, or any such partner's, member's or shareholders' existence as a single-purpose, single-asset "bankruptcy remote" entity.  If Grantor is a single member limited liability company, Grantor shall be organized and formed under (and shall maintain its existence under) the laws of the State of Delaware and shall have at all times at least one individual who has been designated as a ‘special member’ of such limited liability company, which special member shall, pursuant to the terms of the certificate of formation and/or operating agreement of such limited liability company, automatically become a member of such limited liability company (without any further consent or action required) upon the occurrence of any event or circumstance which would cause the sole member of such limited liability company to cease to be a member of such limited liability company;

(i)     will conduct and operate its business as presently conducted and operated;

(j)     will maintain books and records and bank accounts separate from those of its affiliates, including its general partners, principals and members;

(k)    will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Grantor, any constituent party of Grantor, any guarantor or any affiliate of any constituent party or guarantor); has corrected, and shall correct, any known misunderstanding regarding its status as a separate entity; has conducted and shall conduct, its business in its own name; has paid, and will pay, its own liabilities out of its own funds and assets; has not, and shall not identify itself or any of its affiliates as a division or a part of the other; and has maintained and utilized, and shall maintain separate stationery, invoices and checks from any other entity);

(l)     will file its own tax returns;

(m)   will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(n)    will not, nor will any shareholder, partner, member or affiliate, seek the dissolution or winding up, in whole or in part, of Grantor;

(o)    will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

(p)    will not commingle the funds and other assets of Grantor with those of any general partner, principal, member or affiliate, or any other person;

(q)            has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

(r)     has, and any general partner or operating member of Grantor has, at all times since its formation, observed all legal and customary formalities regarding its formation and will continue to observe all legal and customary formalities;

(s)    does not and will not hold itself out to be responsible for the debts or obligations of any other person; and

(t)     upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Grantor, Grantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. 105 or any other provision of the Act, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Beneficiary to enforce any rights of Beneficiary against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

1.33 Litigation.  Grantor will give prompt written notice to Beneficiary and any servicer of any litigation or governmental proceedings pending or threatened (in writing) against Grantor which might have a material adverse effect upon Grantor or the Property.

1.34 ERISA. Grantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Beneficiary of any of its rights under the Note, this Security Instrument or any of the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

Grantor further covenants and agrees to deliver to Beneficiary such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Beneficiary in its sole discretion, that (i) Grantor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; and (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans.

GRANTOR SHALL INDEMNIFY BENEFICIARY AND DEFEND AND HOLD BENEFICIARY HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST DAMAGE AND EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN BENEFICIARY'S SOLE DISCRETION) THAT BENEFICIARY MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF A DEFAULT UNDER THIS SECTION.  THIS INDEMNITY SHALL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THIS SECURITY INSTRUMENT.

Section 1.35. Compliance with Anti-Terrorism Laws.  (a) None of Grantor, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing (x) is identified by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) or otherwise qualifies as an Embargoed Person (as hereinafter defined), or (y) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (z) is currently under investigation by any governmental authority for alleged criminal activity.  Grantor has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any transfers permitted pursuant to the Loan Documents, (i) that none of the funds or other assets of Grantor, any guarantor or any other Person who owns a direct or indirect equity interest in Grantor or any guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA Patriot Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or related thereto including without limitation those related to Specially Designated Nationals, Specially Designated Global Terrorists and blocked persons, with the result that the investment in Grantor, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Beneficiary is in violation of law (“Embargoed Person”); (ii) no Embargoed Person has any interest of any nature whatsoever in Grantor, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable, with the result that the investment in any such parties, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (iii) none of the funds of Grantor, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Grantor, any guarantor or any other Person which owns a direct or indirect equity interest in any of the foregoing, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.  Grantor shall, and shall cause any guarantor to provide such evidence and confirmation of identity (including, without limitation, certificates) as may be requested by Beneficiary at any time, and from time to time, to enable Beneficiary to verify such party’s identity or to comply with any applicable law or regulation, including without limitation, the USA Patriot Act.  In addition, Grantor shall provide to Beneficiary such additional information and confirmation (including, without limitation, certificates) as Beneficiary may request from time to time in order to comply with, and/or confirm Grantor’s and/or guarantor’s compliance with, all applicable requirements of governmental authorities having jurisdiction of the Grantor and/or the Property, including without limitation, those laws and regulations concerning money laundering and similar activities.  For purposes hereof, “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering; (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  Grantor will advise Beneficiary immediately of any material change that would affect the representations, warranties and covenants set forth in this Section 1.36.

(b)    If a tenant under any Lease is charged with crimes involving money laundering or predicate crimes to money laundering, and such charges are not dismissed without further investigation within thirty days, then Grantor shall give notice of such charges of which Grantor has actual knowledge to Beneficiary and upon Beneficiary’s request, Grantor shall exclude from the debt service any Rents from such tenant or resident of the Property.

ARTICLE II

EVENTS OF DEFAULT

2.1  Events of Default.  The indebtedness secured hereby shall become immediately due and payable at the option of Beneficiary upon the happening of any one or more of the following events of default (each, an "Event of Default"):

(a)    Grantor fails to make any payment under the Note when due.

(b)    Grantor fails to punctually perform any covenant, agreement, obligation, term or condition hereof which requires payment of any money to Beneficiary (except those regarding payments to be made under the Note).

(c)    Grantor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement obligation, term or condition set forth in Section 1.16 or Section 1.30 hereof.

(d)    Grantor fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Beneficiary to Grantor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of notice thereof from Beneficiary, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional thirty (30) days.

(e)    Any representation or warranty made herein, in or in connection with any application or commitment relating to the Loan, or in any of the other Loan Documents to Beneficiary by Grantor, by any principal or general partner in Grantor or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the Loan is determined by Beneficiary to have been false or misleading in any material respect at the time made.

(f)     There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Property, Grantor or its owners, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

(g)    A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

(h)    Grantor, any principal, general partner or managing member (as applicable) in Grantor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Grantor, for any such principal, general partner or managing member (as applicable) of Grantor or for any such indemnitor or guarantor or for a substantial part of the assets of Grantor, of any such principal, managing member or general partner of Grantor or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

(i)     A petition ("Petition") is filed or any case, proceeding or other action is commenced against Grantor, against any principal, general partner or managing member of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Grantor, against any principal, managing member or general partner of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Grantor, of any such principal, managing member or general partner of Grantor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Grantor, for any such principal, managing member or general partner of Grantor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Grantor, of any such principal,  general partner or managing member of Grantor or of any such indemnitor or guarantor, and if any such event shall occur, such Petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

(j)     Grantor solicits or aids the solicitation of the filing of any Petition against Grantor including, without limitation:  (i) providing information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by order of a court of competent jurisdiction or by regulation promulgated by a governmental agency, or (ii) paying the legal fees or expenses of any creditor of or interest holder in Grantor with respect to any matter whatsoever.

(k)    The Property or any part thereof shall be taken on execution or other process of law in any action against Grantor.

(l)     Grantor abandons all or a portion of the Property.

(m)           The holder of any lien or security interest on the Property (without implying the consent of Beneficiary to the existence or creation of any such lien or security interest), whether superior or subordinate to this Security Instrument or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(n)    The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Beneficiary determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

(o)    Any dissolution, termination, partial or complete liquidation, merger or consolidation of Grantor, any of its principals, members, or general partners.

(p)    An event of default occurs pursuant to the TRS Lease.

(q)    The Required Debt Service Coverage Ratio is not achieved and maintained for any calendar quarter during the term of the Loan.

(r)     Grantor or any operator of the Property fails within the time deadlines set by any governmental authority to correct any deficiency that may cause any action by such agency with respect to the Property to have a material adverse affect on the income or operation of the Property or on Grantor’s or any operator’s interest in the Property, including without limitation, a termination, revocation or suspension of any license or permit or a ban on new resident admissions.

ARTICLE III

REMEDIES

3.1  Remedies Available.  If there shall occur a default under this Security Instrument, and such default has not been cured within any applicable grace or cure period, then this Security Instrument is subject to foreclosure as provided by law and Beneficiary may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise  any or all of the following rights, remedies and recourses, either successively or concurrently.

(a)    Acceleration.  Accelerate the maturity date of the Note and declare any or all of the indebtedness secured hereby to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable.  Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note shall then be immediately due and payable.  Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the indebtedness secured hereby immediately due and payable upon an Event of Default.

(b)    Entry on the Property.  Without in any way curing or waiving any default of Grantor, either in person, by agent or by court-appointed receiver, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process are waivable, in which case Grantor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Beneficiary's judgment to complete any unfinished construction on the Real Estate, to preserve and/or enhance the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Beneficiary therefor, together with interest thereon at the Default Interest Rate (as defined in the Note), shall be immediately due and payable to Beneficiary by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

(c)    Collect Rents and Profits.  With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable  attorney's fees, upon any indebtedness secured hereby, all in such order as Beneficiary in its discretion may determine.

(d)    Appointment of Receiver.  Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application, ex-parte, to a court of competent jurisdiction for appointment of a receiver, trustee, liquidator or conservator for all or any part of the Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Grantor or any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, but nothing herein is to be construed to deprive Beneficiary of any other right, remedy or privilege Beneficiary may now have under the law to have a receiver, trustee, liquidator or conservator appointed, provided, however, that the appointment of such receiver, trustee, liquidator or conservator or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the Rents and Profits pursuant to other terms and provisions of this Security Instrument or the Assignment.  Any such receiver, trustee, liquidator or conservator shall have all of the usual powers and duties of receivers, trustees, liquidators or conservators in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below.  Such receivership shall, at the option of Beneficiary, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Security Instrument or deed in lieu of foreclosure.

(e)    Foreclosure.  Sell or offer for sale the Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction.  Such sale shall be made at a location designated for foreclosure sales in accordance with the Texas Property Code at the courthouse of the County wherein the Land (or any portion thereof to be sold) is located on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. after giving notice of the time, place and terms of sale and that portion of the Property to be sold, by (1) (A) posting or causing to be posted written or printed notice thereof at least 21 days prior to the date of said sale at the County courthouse door thereof, (B) at least 21 days preceding the date of such sale, filing such notice in the office of the county clerk of the County in which the Land (or any portion thereof to be sold) is located and (C) at least 21 days preceding the date of such sale serving written notice of the proposed sale by certified mail on each person or entity obligated to pay the Indebtedness according to the records of the Beneficiary; or (2) by accomplishing all or any of the aforesaid in such manner as permitted or required by Chapter 51, Section 51.002 of the Texas Property Code relating to the sale of real estate or by Chapter 9 of the UCC relating to the sale of collateral after default by a debtor (as said article and chapter now exist or may be hereafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same.  Service of the notice called for herein shall be completed and be effective upon deposit of the notice enclosed in a post-paid wrapper properly addressed to such Person obligated to pay the Indebtedness at the most recent address as shown by the records of the Beneficiary in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any Person having knowledge of the facts to the effect that such service was so completed shall be prima facie evidence of the fact of service.  At any such sale (i) whether made under the power herein contained, the Texas Property Code, the UCC, any other Legal Requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Property (Grantor shall deliver to Trustee any portion of the Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if it had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a general warranty of title, binding upon Grantor, (iii) each recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) any prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale.

(f)     Judicial Remedies.  Proceed by suit or suits, at law or in equity, instituted by Beneficiary, or Trustee, upon written request of Beneficiary, to enforce the payment of the indebtedness secured hereby or the other obligations of Grantor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Security Instrument as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.  In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Beneficiary or its assigns may become the purchaser of the Property or any part thereof.  This remedy shall be cumulative of any other non-judicial remedies available to the Beneficiary with respect to the Loan Documents.  Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Beneficiary.

(g)    Other.  Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity (including without limitation, rights and remedies under any applicable Uniform Commercial Code, and use and/or application of any Reserves and letters of credit).

(h)    Application of Proceeds.  To the fullest extent permitted by law, the proceeds of any sale under this Security Instrument shall be applied to the extent funds are so available to the following items in such order as Beneficiary in its discretion may determine:

(i)     To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Beneficiary's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

(ii)            To payment of all sums expended by Beneficiary under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

(iii)           To payment of the secured indebtedness and all other obligations secured by this Security Instrument, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Beneficiary chooses in its sole discretion.

(iv)           The remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

3.2  Right and Authority of Receiver or Beneficiary in the Event of Default; Power of Attorney.  Upon the occurrence of a default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Beneficiary's or the receiver's sole discretion, all at Grantor's expense, Beneficiary or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently:  (a) enter upon and take possession and control of any and all of the Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Grantor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Beneficiary may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Beneficiary's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Beneficiary as attorney-in-fact and agent of Grantor or in its own name as Beneficiary, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Beneficiary may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Grantor or Beneficiary; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Beneficiary by this Security Instrument; and (r) do any acts which Beneficiary in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Beneficiary may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Security Instrument.  This Security Instrument shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Grantor or Beneficiary, at the request of Beneficiary, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Beneficiary without proof of the default relied upon.  Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Grantor in so doing) any request, notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Security Instrument or under any of the other Loan Documents has actually occurred or is then existing.  Grantor hereby constitutes and appoints Beneficiary, its assignees, successors, transferees and nominees, as Grantor's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Grantor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding.  Any money advanced by Beneficiary in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Beneficiary until actually paid by Grantor, shall be a demand obligation owing by Grantor to Beneficiary and shall be secured by this Security Instrument and by every other instrument securing the secured indebtedness.

3.3  Occupancy After Foreclosure.  In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Grantor, are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser.  Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Real Estate is located.

3.4  Notice to Account Debtors.  Beneficiary may, at any time after a default hereunder, which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Grantor included in the Property to pay Beneficiary directly.  Grantor shall at any time or from time to time upon the request of Beneficiary provide to Beneficiary a current list of all such account debtors and obligors and their addresses.

3.5  Cumulative Remedies.  All remedies contained in this Security Instrument are cumulative and Beneficiary shall also have all other remedies provided at law and in equity or in any other Loan Documents.  Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Beneficiary and may be exercised in any order and as often as occasion therefor shall arise.  No act of Beneficiary shall be construed as an election to proceed under any particular provisions of this Security Instrument to the exclusion of any other provision of this Security Instrument or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Beneficiary.  No delay or failure by Beneficiary to exercise any right or remedy under this Security Instrument shall be construed to be a waiver of that right or remedy or of any default hereunder.  Beneficiary may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

3.6  Payment of Expenses.  Grantor shall pay on demand all of Beneficiary's expenses reasonably incurred in any efforts to enforce any terms of this Security Instrument, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date Beneficiary notifies Grantor of Beneficiary’s incurrence thereof until actually paid by Grantor at the Default Interest Rate, and the same shall be secured by this Security Instrument and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

ARTICLE IV

CONCERNING THE TRUSTEE

4.1  No Required Action.  Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve Trustee in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom.  Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

4.2  Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions:  (i) to select, employ, and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through Trustee’s agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary's rights hereunder.  Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property.  Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.  Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee's duties.

4.3  Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

4.4  Successor Trustees.  Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary.  If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee.  Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation.  Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or Trustee’s successor or successors in this trust, shall do lawfully by virtue hereof.  If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Security Instrument or applicable law.

4.5  Perfection of Appointment.  Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

4.6  Succession Instruments.  Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of such Trustee’s predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place.

4.7  No Representation by Trustee.  By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee (on its own behalf or on behalf of Beneficiary) pursuant to the Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee, either on its own behalf or on behalf of Beneficiary.

ARTICLE V

MISCELLANEOUS TERMS AND CONDITIONS

5.1  Time of Essence.  Time is of the essence with respect to all provisions of this Security Instrument.

5.2  Release of Security Instrument.  If and when Grantor has paid all of the secured indebtedness as the same becomes due and payable, then, and in such event only, all rights under this Security Instrument shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Beneficiary in due form at Grantor's cost.  Grantor shall be responsible for the recordation of such release and payment of any recordation costs associated therewith.

5.3  Certain Rights of Beneficiary.  Without affecting Grantor's liability for the payment of any of the indebtedness secured hereby, Beneficiary may from time to time and without notice to Grantor: (a) release any Person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Security Instrument or any agreement subordinating the lien hereof.

5.4  Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Security Instrument or at such other address as may be designated by such party as herein provided.  All notices, demands and requests shall be effective upon such personal delivery, or one (1) Business Day after being deposited with the private courier service, or two (2) Business Days after being deposited in the United States mail as required above.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent.  By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

5.5  Successors and Assigns.  The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest in and to all or any part of the Property, and shall inure to the benefit of Beneficiary, and its successors and assigns and shall constitute covenants running with the land.  If Grantor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Grantor.

5.6  Severability.  A determination that any provision of this Security Instrument is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

5.7  General Interpretative Principles.  Within this Security Instrument, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

5.8  Waiver; Discontinuance of Proceedings.  Beneficiary may waive any single default or Event of Default by Grantor hereunder without waiving any other prior or subsequent default or Event of Default, and may remedy any default or Event of Default by Grantor hereunder without waiving the default or Event of Default remedied.  Neither the failure or delay by Beneficiary in exercising, any right, power or remedy upon any default by Grantor hereunder shall be construed as a waiver of such default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date.  No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time.  No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.  No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.  Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default or Event of Default hereunder.

5.9  Section Headings.  The headings of the sections and paragraphs of this Security Instrument are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

5.10  Governing Law.  This Security Instrument will be governed by and construed in accordance with the laws of the State in which the Property is located, provided that to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

5.11  Counting of Days.  The term "days" when used herein shall mean calendar days.  If any time period ends on a Saturday, Sunday or holiday officially recognized by the State within which the Real Estate is located, the period shall be deemed to end on the next succeeding business day.  The term "business day" or "Business Day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

5.12  Application of the Proceeds of the Note.  To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Beneficiary at Grantor's request and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

5.13  Unsecured Portion of Indebtedness.  If any part of the secured indebtedness cannot be lawfully secured by this Security Instrument or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Security Instrument.

5.14  Cross Default.  A default hereunder which has not been cured within any applicable grace or cure period shall be an event of default under each of the other Loan Documents.

5.15  Interest After Sale.  In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State in which the Property is located), bear interest at the Default Interest Rate.

5.16  Construction of this Document.  This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

5.17  No Merger.  It is the desire and intention of the parties hereto that this Security Instrument and the lien hereof do not merge in fee simple title to the Property.

5.18  Rights With Respect to Junior Encumbrances.  Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Beneficiary to amend, modify, increase, vary, alter or supplement this Security Instrument, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Security Instrument losing its priority over the rights of any such junior lien.

5.19  Beneficiary May File Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor or the principals or general partners in Grantor, or their respective creditors or property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

5.20  After-Acquired Property.  All property acquired by Grantor after the date of this Security Instrument which by the terms of this Security Instrument shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Security Instrument.

5.21  No Representation.  By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Beneficiary pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Beneficiary shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Beneficiary.

5.22  Counterparts.  This Security Instrument may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

5.23  Personal Liability.  Notwithstanding anything to the contrary contained in this Security Instrument, the liability of Grantor and its general partners for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 1.05 of the Note; provided, however, that nothing herein shall be deemed to be a waiver of any right which Beneficiary may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured hereby or to require that all collateral shall continue to secure all indebtedness owing to Beneficiary in accordance with the Note, this Security Instrument and the other Loan Documents.

5.24  Recording and Filing.  Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Beneficiary shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges.  Grantor shall reimburse Beneficiary, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

5.25  Entire Agreement and Modifications.  This Security Instrument and the other Loan Documents contain the entire agreements between the parties and supersede any prior agreements (oral or written), and may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

5.26  Maximum Interest.  The provisions of this Security Instrument and of all agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Beneficiary for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Beneficiary be paid over to Grantor, and not to the payment of Interest.  All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law.  This Section 5.26 will control all agreements between Grantor and Beneficiary.

5.27  Application of Default Interest Rate Not a Waiver.  Application of the Default Interest Rate shall not be deemed to constitute a waiver of any default or any rights or remedies of Beneficiary under this Security Instrument, any other Loan Document or applicable legal requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest Rate may be invoked.

5.28  Intentionally Reserved.

5.29  Brokers and Correspondents.  Grantor acknowledges, consents to and agrees that in addition to any broker or correspondent fee payable by Grantor to the broker or correspondent, Beneficiary may pay additional compensation, fees or other payments to the broker or correspondent in connection with or arising out of the origination, closing, sale, securitization or servicing of the Loan.  Such compensation may include, but is not limited to, direct one time payments, payments based on volume, profit sharing, or an on going financial interest in the Loan.  In addition, broker or correspondent may act as a sub-servicer with respect to the Loan and receive additional fees for doing so.  Grantor acknowledges and agrees that it is a sophisticated Person capable of evaluating these and other circumstances relevant to obtaining financing in the form of the Loan and that it has or will obtain from any such broker or correspondent such information regarding any such compensation as it deems relevant.

5.30  Further Stipulations.  The additional covenants, agreements and provisions set forth in Exhibit B attached hereto, if any, shall be a part of this Security Instrument and shall,

in the event of any conflict between such further stipulations and any of the other provisions of this Security Instrument, be deemed to control.

5.31 Relationship of the Parties.  The relationship between Grantor and Beneficiary is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

5.32  Fixture Filing.  This Security Instrument shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures.

[No Further Text on this Page; Signature Page Follows]

IN WITNESS WHEREOF, Grantor, intending to be legally bound hereby, has duly executed this Security Instrument as of the day and year first above written.

Caruth Haven, L.P., a Delaware limited partnership

By: Caruth Haven GP, LLC, a Delaware limited liability company, its sole general partner

By: CGI Healthcare Operating Partnership, L.P., its sole member

By: Cornerstone Growth & Income Operating Partnership, L.P., its sole general partner

By: Cornerstone Growth & Income REIT, Inc., a Maryland corporation, its sole general partner

By: ________________
Name: ________________
Title: ________________

RECORD AND RETURN TO:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Attention:  Koren Blair

THE STATE OF ______________	§
§
COUNTY OF ________________	§

This instrument was acknowledged before me on January _____________, 2009, by _________________________________________, the _________________ of Cornerstone Growth & Income REIT, Inc., a Maryland corporation, which is the sole general partner of Cornerstone Growth & Income Operating Partnership, L.P., a Delaware limited partnership, which is the sole general partner of CGI Healthcare Operating Partnership, L.P. a Delaware limited partnership, which is the sole member of Caruth Haven GP, LLC, a Delaware limited liability company, which is the sole general partner of Caruth Haven L.P., a Delaware limited partnership, on behalf of said limited partnership.

___________________________________
Notary Public, State of _________________

My Commission Expires:

EXHIBIT A

LEGAL DESCRIPTION

Tract 1 - FEE SIMPLE TRACT

Being a tract or parcel of land situated in the City of Dallas, Dallas County, Texas, and being all of Lot 4, Block P/5450 of Lincolnshire Addition, an addition to the City of Dallas, according to the plat recorded in Volume 97182, Page 4718, Map Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner at the intersection of the Northeasterly line of Caruth Haven Lane (variable width R.O.W.) with the West line of North Central Expressway (variable width R.O.W.), being North 26 degrees 42 minutes 20 seconds East a distance of 66.36 feet from the Northeast corner of a tract of land conveyed to George P. Caruth by deed recorded in Volume 79140, Page 3698, Deed Records, Dallas County, Texas;

THENCE with the Northeasterly line of Caruth Haven Lane as follows:

South 58 degrees 35 minutes 23 seconds West a distance of 16.98 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

North 89 degrees 31 minutes 33 seconds West a distance of 19.85 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner, being the beginning of a curve to the right;

Northwesterly with said curve to the right whose chord bears North 85 degrees 28 minutes 54 seconds West a distance of 75.67 feet, having a central angle of 08 degrees 05 minutes 18 seconds, a radius of 536.50 feet, and an arc length of 75.74 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner, being the beginning of a curve to the left;

Northwesterly with said curve to the left whose chord bears North 84 degrees 45 minutes 57 seconds West a distance of 36.05 feet, having a central angle of 06 degrees 39 minutes 23 seconds, a radius of 310.50 feet, and an arc length of 36.07 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner, being the beginning of a curve to the right;

Northwesterly with said curve to the right whose chord bears North 77 degrees 01 minute 24 seconds West a distance of 111.18 feet, having a central angle of 22 degrees 08 minutes 27 seconds, a radius of 289.50 feet, and an arc length of 111.87 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner, being the beginning of a curve to the right;

Northwesterly with said curve to the right whose chord bears North 63 degrees 23 minutes 33 seconds West a distance of 49.14 feet, having a central angle of 05 degrees 07 minutes 15 seconds, a radius of 550.00 feet, and an arc length of 49.16 feet to a chisel mark set for corner, being the southerly common corner between said Lot 4 and Lot 5, Block P/5450 of said Lincolnshire Addition.

THENCE with the common line between said Lot 4 and said Lot 5 as follows: North 11 degrees 45 minutes 52 seconds West a distance of 19.96 feet to a chisel mark set for corner;

THENCE North 36 degrees 31 minutes 19 seconds East a distance of 13.56 feet to a chisel mark set for corner, being the beginning of a curve to the left;

A - 1

THENCE in a Northeasterly direction with said curve to the left whose chord bears North 17 degrees 52 minutes 07 seconds East a distance of 93.07 feet, having a central angle of 37 degrees 18 minutes 24 seconds, a radius of 145.50 feet, and an arc length of 94.74 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 00 degrees 47 minutes 05 seconds West a distance of 69.74 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 04 degrees 34 minutes 41 seconds West a distance of 106.19 feet to a chisel mark set for corner;

THENCE North 89 degrees 12 minutes 55 seconds East a distance of 281.01 feet to an aluminum monument found for corner in the West line of said North Central Expressway;

THENCE South 01 degree 01 minute 52 seconds East with the West line of said North Central Expressway a distance of 24.27 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 01 degree 01 minute 57 seconds East with the West line of said North Central Expressway a distance of 298.00 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 26 degrees 42 minutes 20 seconds West with the West line of said North Central Expressway a distance of 26.61 feet to the POINT OF BEGINNING and containing 96,492 square feet or 2.2151 acres of land, more or less.

Said 2.2152 acre tract is more particularly described on the survey of The Matthews Company, Inc., certified to by Robert W. Schneeberg, R.P.L.S. #4804, dated 09/24/2008, last revised __/__/2008, and as follows:

Description of a 2.2152 acre tract of land situated in the Absalom Brandenburg Survey, Abstract No. 77, City of Dallas, Dallas County, Texas and being all of Lot 4, Block P/5450, Lincolnshire Addition, an addition to the City of Dallas, Texas according to the plat thereof recorded in Volume 97182, Page 4718, Map Records, Dallas County, Texas; said 2.2152 acre tract being more particularly described by metes and bounds as follows:

BEGINNING, at the intersection of the northeasterly line of Caruth Haven Lane (variable width right-of-way) with the west line of U. S. Highway 75 (North Central Expressway, variable width right-of-way) a disturbed 1/2-inch iron rod with illegible yellow plastic cap bears S 03 degrees 30 minutes E, 0.69 feet;

THENCE, with the said northeasterly line of Caruth Haven Lane as follows:

South 58 degrees 35 minutes 23 seconds West, a distance of 16.98 feet to a 1/2-inch iron rod with yellow plastic cap stamped "RLG" found for corner;

North 89 degrees 31 minutes 33 seconds West, a distance of 19.85 feet to a 1/2-inch iron rod with yellow plastic cap stamped "RLG" found at the beginning of a curve to the right having a radius of 536.50 feet;

northwesterly, with said curve to the right through a central angle of 08 degrees 05 minutes 18 seconds, an arc distance of 75.74 feet (chord bears North 85 degrees 28 minutes 54 seconds West, 75.67 feet) to the beginning of a reverse curve to the left having a radius of 310.50 feet, a leaning 1/2-inch iron rod found bears N 04 degrees 36 minutes E, 0.50 feet;

northwesterly, with said curve to the left through a central angle of 06 degrees 39 minutes 23 seconds, an distance of 36.07 feet (chord bears North 84 degrees 45 minutes 57 seconds West, 36.05 feet) to a 1/2-inch iron rod with yellow plastic cap stamped "RLG" found at the beginning of a reverse curve to the right having a central angle of 289.50 feet;

2

northwesterly, with said curve to the right through a central angle of 22 degrees 08 minutes 27 seconds, an arc distance of 111.87 feet (chord bears North 77 degrees 01 minutes 24 seconds West, 111.18 feet) to the beginning of a continuous curve to the right, a horizontal 1/2-inch iron rod found bears S 45 degrees 33 minutes E, 0.63 feet;

northwesterly, with said curve to the right having a central angle of 05 degrees 07 minutes 15 seconds, an arc distance of 49.16 feet (chord bears North 63 degrees 23 minutes 33 seconds West, 49.14 feet) to a "+" cut in concrete found at the southwest corner of said Lot 4, Block P/5450; said point also being the western most southeast corner of Lot 5, Block P/5450 of said Lincolnshire Addition;

THENCE, with the common line of said Lot 4 and Lot 5, Block P/5450 the following metes and bounds:

North 11 degrees 45 minutes 52 seconds West, a distance of 19.96 feet to a "+" cut in concrete found for corner;

North 36 degrees 31 minutes 19 seconds East, a distance of 13.56 feet to a "+" cut in concrete found at the beginning of a curve to the left having a radius of 145.50 feet;

northeasterly, with said curve to the left through a central angle of 37 degrees 27 minutes 52 seconds, an arc distance of 93.45 feet (chord bears North 17 degrees 52 minutes 07 seconds East, 93.07 feet)(plat calls a central angle of 37 degrees 18 minutes 24 seconds, a radius of 145.50 feet, and an arc distance of 94.74 feet, chord bearing North 17 degrees 52 minutes 07 seconds East, 93.07 feet) to a 1/2-inch iron rod with yellow plastic cap stamped "RLG" found at the end of said curve;

North 00 degrees 47 minutes 05 seconds West, a distance of 69.34 feet (plat calls 69.74 feet) to a point for corner;

North 04 degrees 34 minutes 41 seconds West, a distance of 106.19 feet to point at the northwest corner of said Lot 4, Block P/5450; said point also being an interior corner of said Lot 5, Block P/5450;

North 89 degrees 12 minutes 55 seconds East, a distance of 281.01 feet to the northeast corner of said Lot 4, Block P/5450; said point also being the easternmost southeast corner of said Lot 5, Block P/5450; said point also being on the said west right-of-way line of said U. S. Highway 75, a 5/8-inch iron rod found bears N 27 degrees 51 seconds W, 0.33 feet;

THENCE, with the said west right-of-way line of U. S. Highway 75, the following metes and bounds;

South 01 degree 01 minute 52 seconds East, a distance of 24.27 feet to a 1/2-inch iron rod with yellow plastic cap stamped "RLG" found for corner (TXDOT Monument found bears South 68 degrees 16 minutes 37 seconds East, 0.26 feet);

South 01 degree 01 minute 57 seconds East, a distance of 298.00 feet to a point for corner;

South 26 degrees 42 minutes 20 seconds West, a distance of 26.61 feet to the POINT OF BEGINNING;

CONTAINING 96,493 square feet or 2.2152 acres of land, more or less.

Tract 2 - Easement Tract

Non-exclusive easement rights as set forth in Volume 97186, Page 4996, Real Property Records of Dallas County, Texas.

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Tract 3 - Easement Tract

Private Drive created by instrument recorded in Volume 97186, Page 4996, Real Property Records of Dallas County, Texas.

Tract 4 - Easement Tract

Driveway Easement created by instrument recorded in Volume 97207, Page 1290, Real Property Records, Dallas County, Texas, said easement more particularly described in the instrument and incorporated herein by reference.

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EXHIBIT B

ADDITIONAL STIPULATIONS

B-1	Lease Termination Payment Reserve.

(a)	For purposes of this Security Instrument, the capitalized terms defined in this Section shall have the meanings ascribed to them as follows:

(i)
"Lease Termination Payment" shall mean any amounts paid under Leases containing early  lease termination options in favor of Tenants thereunder, in connection with the exercise of  such Tenant's lease termination rights, other than amounts paid for rent and other charges  in respect of periods prior to the lease termination date.

(ii)	"Lease Termination Payment Reserve" shall have the meaning hereinafter set forth in this Section.

(iii)
"Tenant Termination Improvement Expenditure" shall mean the costs and expenses incurred by Grantor for payment of leasing commissions, lease buy-outs and expenditures  related to repairs, replacements and improvements to Tenant Termination Improvement Space in  connection with releasing such Tenant Termination Improvement Space.

(iv)
"Tenant Termination Improvement Space" shall mean any space subject to a Lease under which the Tenant has exercised an option to terminate such Lease and the required Lease Termination Payment has been received.

(b)
As additional security for the indebtedness secured hereby, Grantor shall establish and maintain at all times while this Security Instrument continues in effect a reserve (the "Lease Termination Payment Reserve") with Beneficiary for payment of Tenant Termination Improvement Expenditures.  Notwithstanding any provision of this Security Instrument or the other Loan Documents to the contrary, Grantor shall, within one (1) business day of receipt thereof, deliver all Lease Termination Payments (or cause the Manager to deliver all such Lease Termination Payments) to Beneficiary for deposit in the Lease Termination Payment Reserve.

(c)	(1)
Grantor shall pay all Tenant Termination Improvement Expenditures without regard to the amount then available in the Lease Termination Payment Reserve.  So long as no default hereunder or under the other Loan Documents has occurred and is continuing, and, subject to the provisions hereof, Beneficiary shall, to the extent funds are available for such purpose in the Lease Termination Payment Reserve, apply any portion of each Lease Termination Payment held in the Lease Termination Payment Reserve in payment of the Tenant Termination Improvement Expenditures incurred with respect to the corresponding Tenant Termination Improvement Space to which such Lease Termination

A - 1

Payment relates.  Provided that (i) Beneficiary has received written notice at least ten (10) days prior to the due date of any payment relating to such Tenant Termination Improvement Expenditures, not more frequently than once each month, or if Grantor makes timely payment therefor, not more than forty-five (45) days after Grantor has made such payment; (ii) Grantor furnishes Beneficiary with a written disbursement request for the payment or reimbursement of such Tenant Termination Improvement Expenditures, not more frequently than once each month; (iii) Grantor shall have theretofore furnished Beneficiary with satisfactory evidence of the progress and/or completion of tenant improvement work, the cost of tenant improvement work, satisfactory evidence that any and all completed tenant improvement work complies with law, lien waivers for lienable work, copies of bills, invoices and other reasonable documentation as may be required by Beneficiary to substantiate the use of such funds and establish that the Tenant Termination Improvement Expenditures which are the subject of such disbursement request represent completed or partially completed capital work and improvements performed at all or any portion of the applicable Tenant Termination Improvement Space; and (iv) there are sufficient funds available in the Lease Termination Payment Reserve, Beneficiary shall make such payment to Grantor for payment of the Tenant Termination Improvement Expenditures or for reimbursement for Grantor's payment thereof, within ten (10) days after receipt of the documentation required thereby.

(2)
If Grantor shall have received approval from Beneficiary to perform any capital improvements to the Property requiring Beneficiary's approval, so long as no default hereunder or under the other Loan Documents has occurred and is continuing and, subject to the provisions hereof, Beneficiary shall permit Grantor to utilize any funds on deposit in the Lease Termination Payment Reserve in payment of the related capital improvement expenditures.  Provided that (i) Beneficiary has received written notice at least ten (10) days prior to the due date of any payment relating to such capital improvement expenditure or if Grantor makes timely payment therefor, not more than forty-five (45) days after Grantor has made such payment; (ii) Grantor furnishes Beneficiary with a written disbursement request for the payment or reimbursement of such capital expenditures not more frequently than once a month; (iii) Grantor shall have theretofore furnished Beneficiary with satisfactory evidence of the progress and/or completion of any capital improvement work, satisfactory evidence that any and all completed capital improvement work complies with law, lien waivers for lienable work, copies of bills, invoices and other reasonable documentation as may be required by Beneficiary to substantiate the use of such funds; and (iv) there are sufficient funds available in the Lease Termination Payment Reserve, Beneficiary shall make such payment to Grantor for payment of such capital improvement expenditures or reimbursement of Grantor's payment thereof, within ten

(10) days after receipt of the documentation required in connection therewith.

(3)
Notwithstanding anything contained herein to the contrary, Beneficiary shall disburse to Grantor any portion of any Lease Termination Payment remaining on deposit in the Lease Termination Payment Reserve promptly after (i) the related Tenant Termination Improvement Space has been leased to an unrelated, third-party tenant for a net effective rent which is at an arm's length competitive market rate; (ii) such tenant has taken possession of such Tenant Termination Improvement Space and the obligation to pay rent under the related lease shall have commenced; (iii) such tenant shall have delivered an estoppel certificate confirming that it has accepted such Tenant Termination Improvement Space, that Grantor has completed any construction obligations under the related lease and that the obligation to pay rent thereunder has commenced and (iv) if required by Beneficiary, evidence satisfactory to Beneficiary that the Real Property is free from mechanic’s or similar liens and an endorsement to Beneficiary’s title policy confirming there are no liens, encumbrances or other matters affecting title to the Real Property other than the Permitted Exceptions.

(4)
Beneficiary shall not be required to make advances from the Lease Termination Payment Reserve more frequently than once in any thirty (30) day period.  In making any payment from the Lease Termination Payment Reserve, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount.  Beneficiary may (but without any obligation to do so), at Grantor's expense, make or cause to be made during the term of this Security Instrument an inspection of the Property to verify the scope, nature and quality of the work for which payment is being requested from the Lease Termination Payment Reserve.

(d)                      The Lease Termination Payment Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Beneficiary's option and in Beneficiary's discretion, may either be held in a separate account or be commingled by Beneficiary with the general funds of Beneficiary.  Interest on the funds contained in the Lease Termination Payment Reserve shall be credited to Grantor as provided in Section 5.28 hereof.  The Lease Termination Payment Reserve is solely for the protection of Beneficiary and entails no responsibility on Beneficiary's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond allowing of due credit for the sums actually received.  In the event that the amounts on deposit or available in the Lease Termination Payment Reserve are inadequate to pay for all or any Tenant Termination Improvement Expenditure, Grantor shall pay the amount of such deficiency.  Upon assignment of this Security Instrument by Beneficiary, any funds in the Lease Termination Payment Reserve shall be turned over to the assignee and any responsibility of Beneficiary, as assignor, with respect thereto shall terminate.  If there is a default under this Security Instrument which is not cured within any applicable grace or cure period, Beneficiary may, but shall not be obligated to, apply at any time the balance then remaining in the Lease Termination Payment Reserve against the indebtedness secured hereby in whatever order Beneficiary shall subjectively determine.  No such application of the Lease Termination Payment Reserve shall be deemed to cure any default hereunder.  Beneficiary shall not be required to make advances from the Lease Termination Payment Reserve more frequently than once in any thirty (30) day period.  In making any payment from the Lease Termination Payment Reserve, Beneficiary shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount.  Beneficiary may (but without any obligation to do so), at Grantor's expense, make or cause to be made during the term of this Security Instrument an inspection of the Property to verify the scope, nature and quality of the work for which payment is being requested from the Lease Termination Payment Reserve.  Upon repayment in full of the indebtedness secured by this Security Instrument in accordance with its terms or at such earlier time as Beneficiary may elect, the balance of the Lease Termination Payment Reserve then in Beneficiary's possession shall be paid over to Grantor and no other party shall have right or claim thereto